Exhibit 3.1

EXECUTION VERSION

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

OF

OAKTREE CAPITAL GROUP, LLC

Dated as of May 17, 2018

i

ARTICLE VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1 Records and Accounting	39
Section 7.2 Fiscal Year	40
Section 7.3 Reports	40

ARTICLE VIII

TAX MATTERS

Section 8.1 Tax Returns and Information	40
Section 8.2 Tax Elections	41
Section 8.3 Tax Controversies	41
Section 8.4 Withholding	41
Section 8.5 Election to be Treated as a Corporation	41

ARTICLE IX

DISSOLUTION AND LIQUIDATION

Section 9.1 Dissolution	42
Section 9.2 Liquidator	42
Section 9.3 Liquidation	42
Section 9.4 Cancellation of Certificate of Formation	43
Section 9.5 Return of Contributions	43
Section 9.6 Waiver of Partition	43
Section 9.7 Capital Account Restoration	43

ARTICLE X

AMENDMENT OF AGREEMENT

Section 10.1 General	44
Section 10.2 Specified Amendments	44
Section 10.3 Amendments to be Adopted Solely by the Board of Directors	45
Section 10.4 Amendments to the Terms of Preferred Units	46

ARTICLE XI

MERGER, CONSOLIDATION OR CONVERSION

Section 11.1 Authority	47
Section 11.2 Procedure for Merger, Consolidation, Conversion or Other Business Combination	47
Section 11.3 Approval by Members of Merger, Consolidation, Conversion or Other Business Combination	48

EXHIBITS

EXHIBIT 1 – UNIT DESIGNATION WITH RESPECT TO UNITS ISSUED IN 2015 MANDATORY EXCHANGE

EXHIBIT 2 – UNIT DESIGNATION WITH RESPECT TO THE SERIES A PREFERRED UNITS

EXHIBIT A – FORM OF CLASS A UNIT CERTIFICATE

EXHIBIT B – FORM OF CLASS B UNIT CERTIFICATE

EXHIBIT C – FORM OF SERIES A PREFERRED UNIT CERTIFICATE

v

FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

OF

OAKTREE CAPITAL GROUP, LLC

This FOURTH AMENDED AND RESTATED OPERATING AGREEMENT OF OAKTREE CAPITAL GROUP, LLC, is dated as of May 17, 2018. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, the Company was formed under the Delaware Act pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on April 13, 2007, and a Limited Liability Company Agreement dated as of April 13, 2007 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated in its entirety by an Amended and Restated Operating Agreement (the “First Amended Agreement”) dated as of May 25, 2007;

WHEREAS, the First Amended Agreement was amended and restated in its entirety by a Second Amended and Restated Operating Agreement (the “Second Amended Agreement”) dated as of March 28, 2008;

WHEREAS, the Second Amended Agreement was amended and restated in its entirety by a Third Amended and Restated Operating Agreement (the “Third Amended Agreement”) dated as of August 31, 2011;

WHEREAS, the Third Amended Agreement was amended by an Amendment to Third Amended and Restated Operating Agreement (the “Amendment”) dated as of March 29, 2012 and supplemented by the Unit Designation, dated as of November 16, 2015, with respect to Units issued in the 2015 Mandatory Exchange attached hereto as Exhibit 1, (as it may be amended, supplemented or restated from time to time, the “2015 Unit Designation”);

WHEREAS, the Company, effective as of the date hereof, is designating the terms of its Series A Preferred Units by means of the Series A Preferred Unit Designation in connection with the initial issuance of Series A Preferred Units; and

WHEREAS, the Board of Directors of the Company have authorized and approved an amendment and restatement of the Third Amended Agreement, as amended by the Amendment, on the terms set forth herein.

NOW THEREFORE, the Third Amended Agreement, as amended by the Amendment, is hereby amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted as a member of the Company in accordance with Article IV as a result of an issuance of Units to such Person by the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person in question; provided, that no Investment Fund or Portfolio Company shall be an “Affiliate” of the Company or of any Subsidiary thereof.

“Agreement” means this Fourth Amended and Restated Operating Agreement of the Company and, where the context so requires, any Unit Designation, as each may be amended, supplemented or restated from time to time.

“Beneficial Owner” means a Person who is deemed to beneficially own a Unit, as determined pursuant to Section 13 of the Exchange Act.

“Board of Directors” has the meaning assigned to such term in Section 6.1(a).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of California shall not be regarded as a Business Day.

“Capital Account” has the meaning assigned to such term in Section 5.1.

“Capital Contribution” means any cash or cash equivalents or the fair market value (as determined by the Company) of any property or other asset, in such form as may be permitted by the Delaware Act, that a Member contributes to the Company pursuant to this Agreement.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Company, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Unit by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member; (c) the date a Unit is relinquished to the Company; or (d) any other date specified in the United States Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (c) and (d) above shall be made only if such adjustments are deemed necessary or appropriate by the Company to reflect the relative economic interests of the Members. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Certificate” means a certificate (a) substantially in the form of Exhibit A, Exhibit B or Exhibit C to this Agreement, (b) in global form in accordance with the rules and regulations of any depositary or (c) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Units.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 6.18, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman” has the meaning assigned to such term in Section 6.7.

“Chief Executive Officer” means the chief executive officer of the Company, if any, appointed by the Board of Directors in accordance with Section 6.19.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the Company by which a Member certifies that it (and if it is a nominee holding for the account of another Person, that to the best of its knowledge such other Person) is an Eligible Citizen.

“Class A Unit” means a Unit in the Company that is a common unit designated as a “Class A Unit.”

“Class B Holder” means any entity or entities that are Controlled by the Principals, other than the Company or any of its Subsidiaries, and that is or becomes the Record Holder of one or more Class B Units. As of the date of this Agreement, Oaktree Capital Group Holdings is the sole Class B Holder.

“Class B Unit” means a Unit in the Company that is a common unit designated as a “Class B Unit.”

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Common Units” means the Class A Units, the Class B Units and any other Units that are not Preferred Units.

“Company” means Oaktree Capital Group, LLC, a Delaware limited liability company, and any successors thereto.

“Company Group” means the Company and each Subsidiary of the Company.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Current Market Price” means, with respect to any Unit of any class or series as of any date of determination, the average of the daily closing price per Unit of such series or class for the 20 consecutive Trading Days immediately prior to such date.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board of Directors of the Company.

“electronic transmission” has the meaning assigned to such term in Section 12.10(a).

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time and whose status as a Member the Company determines in its sole discretion does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means one or more exchange agreements providing for the exchange of Oaktree Operating Group Units in accordance with the terms thereof, including, without limitation, the Second Amended and Restated Exchange Agreement dated as of March 29, 2012, by and among the Company, OCM Holdings I, LLC, Oaktree Holdings, Inc., Oaktree AIF Holdings, Inc. (formerly Oaktree Media Holdings, Inc.), Oaktree Holdings, Ltd., Oaktree Capital Group Holdings and the other parties joined thereto from time to time, as amended, modified or restated from time to time.

“Fiscal Year” has the meaning assigned to such term in Section 7.2.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Group Member” means a member of the Company Group.

“Indemnified Person” means (a) any Person who is or was a Director, Officer or Tax Matters Partner of the Company, (b) any Person who is or was an officer, director, member, manager, partner, Tax Matters Partner, agent, fiduciary or trustee of any Group Member or any Affiliate thereof, (c) any Person who is or was serving at the request of the Company or an Affiliate as an officer, director, member, manager, partner, Tax Matters Partner, Partnership Representative, agent, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (d) the Manager, and (e) any Person the Board of Directors in its sole discretion designates as an “Indemnified Person” for purposes of this Agreement.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules or regulations promulgated thereunder.

“Investment Fund” means any Person in which an Oaktree Operating Group Partnership owns or otherwise controls, directly or indirectly, shares of stock, or a general partner, limited partner, limited liability company or similar ownership interest, organized or formed primarily for the purpose of investing funds contributed to such Person by one or more third parties that are not Affiliates of the Company.

“Law” means any federal, state, local, non-U.S. or other law (including common law), statute, code, ordinance, rule or regulation or other requirement enacted, promulgated, issued, entered or put into effect by a Governmental Entity.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 9.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Manager” means Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company, or any successor Manager designated or elected pursuant to Section 6.22(b).

“Member” means each Record Holder of a Unit, including, unless the context otherwise requires, Oaktree Capital Group Holdings, each Substitute Member and each Additional Member, in each case in such Person’s capacity as a member of the Company.

“Merger Agreement” has the meaning assigned to such term in Section 11.1.

“Net Income (Loss)” means for any fiscal period the taxable income or loss of the Company for such period as determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (a) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (b) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (c) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (d) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Notice of Election to Purchase” has the meaning assigned to such term in Section 13.2.

“Oaktree Capital Group Holdings” means Oaktree Capital Group Holdings, L.P., a Delaware limited partnership, and any successors thereto.

“Oaktree Operating Group” means, collectively, Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree Investment Holdings, L.P. and Oaktree AIF Investments, L.P., each a Delaware limited partnership, and Oaktree Capital Management (Cayman), L.P., a Cayman Islands exempted limited partnership, and any other Subsidiary of the Company (whether now existing or hereafter formed) that is designated as part of the Oaktree Operating Group by the Board of Directors. For the avoidance of doubt, unless the Board of Directors determines otherwise, none of Oaktree Holdings, Inc., a Delaware corporation, Oaktree Holdings, LLC, a Delaware limited liability company, OCM Holdings I, LLC, a Delaware limited liability company, Oaktree AIF Holdings, Inc., a Delaware corporation, or Oaktree Holdings, Ltd., a Cayman Islands exempted limited liability company, shall be included in the Oaktree Operating Group.

“Oaktree Operating Group Partnership” means any partnership or other entity that is a part of the Oaktree Operating Group.

“Oaktree Operating Group Partnership Agreement” means the limited partnership agreement or similar document that governs the terms of an Oaktree Operating Group Partnership, as amended, modified or restated from time to time.

“Oaktree Operating Group Unit” means the aggregate of one common unit in each of the Oaktree Operating Group Partnerships, representing a common equity interest in each such entity.

“Officers” has the meaning assigned to such term in Section 6.19(a).

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Company.

“Outside Director” means any Director who is not an employee of the Company, any Subsidiary of the Company or any of their respective Affiliates Controlled by the Principals.

“Outstanding” means, with respect to any Unit, a Unit that is issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Partnership Representative” has the meaning assigned to such term in Section 6223(a) of the Code.

“Percentage Interest” means, as of any date of determination, (a) as to any Class A Units, the product obtained by multiplying (i) 100% less the percentage applicable to the Units referred to in clause (c) by (ii) the quotient obtained by dividing (x) the number of such Class A Units by (y) the total number of all Outstanding Class A Units, (b) as to any Class B Units, 0%, and (c) as to any other Units, the percentage established for such Units by the Board of Directors as a part of the authorization of such Units.

“Permitted Oaktree Holder” means any Principal or any Person Controlled by one or more of the Principals (other than the Company or any of its Subsidiaries).

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Plan of Conversion” has the meaning assigned to such term in Section 11.1.

“Portfolio Company” means any Person in which an Oaktree Operating Group Partnership owns or otherwise controls, directly or indirectly, shares of stock, or a general partner, limited partner, limited liability company or similar ownership interest, or notes or other instruments, for investment purposes, including any intermediate holding company formed for the purpose of holding any such investment.

“Preferred Units” means any class of Units that entitles the Record Holders thereof to a preference or priority over the Record Holders of the Common Units in: (a) the right to share profits or losses or items thereof; (b) the right to share in Company distributions; or (c) rights upon dissolution or liquidation of the Company.

“President” means the president of the Company, if any, appointed by the Board of Directors in accordance with Section 6.19.

“Principal” means any individual who may from time to time be designated by the Board of Directors as a Principal of the Company, in each case until his or her death, disability, resignation or removal by the Board of Directors. The Principals as of the date of this Agreement are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone.

“Purchase Date” has the meaning assigned to such term in Section 13.2.

“Quarter” means, unless the context requires otherwise, a fiscal quarter.

“Record Date” means the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to any Class A Unit, the Person in whose name such Class A Unit is registered on the books of the Transfer Agent as of the close of business on a particular Business Day, and (b) with respect to any Unit of any other class or series, the Person in whose name such Unit is registered on the books that the Company has caused to be kept as of the close of business on such Business Day.

“Redeemable Units” means any Units for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 3.13.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-174993), as it has been or as it may be amended or supplemented from time to time, filed by the Company with the SEC under the Securities Act to register the offering and sale of the Class A Units in connection with the initial underwritten public offering of Class A Units.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

“Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act or any successor thereto and any other securities exchange (whether or not registered with the SEC under Section 6(a) of the Exchange Act) that the Board of Directors in its sole discretion designates as a Securities Exchange for purposes of this Agreement.

“Secretary” means the secretary of the Company appointed by the Board of Directors in accordance with Section 6.19.

“Series A Preferred Unit Designation” means the Unit Designation with respect to the Series A Preferred Units, dated as of May 17, 2018, attached hereto as Exhibit 2, as it may be amended, supplemented or restated from time to time.

“Series A Preferred Units” means a Unit in the Company that is a Preferred Unit designated as a “Series A Preferred Unit.”

“Similar Law” means any state, local, non-U.S. or other laws or regulations that would cause the underlying assets of the Company to be treated as assets of an investing entity by virtue of its investment (or any beneficial interest) in the Company and thereby subject the Company, the Directors, the Manager or the Class B Holder (or other Persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests of such Person or holds a sole general partner interest or managing member or similar interest in such Person; provided, that no Investment Fund or Portfolio Company shall be a “Subsidiary” of the Company or any Subsidiary thereof.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.5(e) as a result of a transfer of Units to such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 11.2(b).

“Tax Matters Partner” has the meaning assigned to such term in Section 6223(a)(7) of the Code prior to amendment by the U.S. Bipartisan Budget Act of 2015.

“Tax Receivable Agreement” means the Second Amended and Restated Tax Receivable Agreement, dated as of March 29, 2012, by and among Oaktree Holdings, Inc., Oaktree AIF Holdings, Inc. (formerly Oaktree Media Holdings, Inc.), Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree Investment Holdings, L.P., Oaktree AIF Investments, L.P. (formerly Oaktree Media Investments, L.P.) and each other party thereto, as amended, modified or restated from time to time.

“Third Amended Agreement” has the meaning assigned to such term in the Recitals.

“transfer” has the meaning assigned to such term in Section 3.5(a).

“Trading Day” means, with respect to Units of any class or series, a day on which the principal Securities Exchange on which such Units are listed for or admitted to trading is open for the transaction of business or, if Units of a class or series are not listed for or admitted to trading on any Securities Exchange, a day on which banking institutions in the City of Los Angeles are generally open.

“Transfer Agent” means, with respect to any class or series of Units, the bank, trust company or other Person (including the Company or one of its Affiliates) appointed from time to time by the Company to act as registrar and transfer agent for such class or series; provided, that if no Transfer Agent is specifically designated for a class or series of Units, the Company shall act in such capacity for such class or series.

“Trust” has the meaning assigned to such term in Section 11.3(f).

“Unit” means a unit issued by the Company representing a limited liability company interest in the Company, including the right of the Record Holder of such Unit to any and all benefits to which a Record Holder may be entitled as provided in this Agreement, together with the obligation of such Record Holder to comply with all the terms and provisions of this Agreement. Units may be common units or Preferred Units, and may be issued in different classes or series.

“Unit Designation” has the meaning assigned to such term in Section 4.6(b).

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Voting Units” means the Class A Units, the Class B Units and Units of any other class or series that entitle the Record Holder thereof to vote on any matter submitted for consent or approval of Members under this Agreement.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to “Articles” and “Sections” refer to articles and sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; (d) the term “or” means, inclusively, and/or; and (e) the terms “herein,” “hereof” and “hereunder” (and terms of similar import) are references to this Agreement in its entirety, and not to any particular provision.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company has been previously formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Units shall constitute personal property of the owner thereof for all purposes, and a Member has no interest in specific Company property.

Section 2.2 Name. The name of the Company shall be “Oaktree Capital Group, LLC”. The Company’s business may be conducted under any other name or names, as determined by the Board of Directors. The words “Limited Liability Company,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time by filing an amendment to the Certificate of Formation (and upon such filing, this Agreement shall be deemed automatically amended to change the name of the Company) and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board of Directors by filing an amendment to the Certificate of Formation (and upon such filing, this Agreement shall be deemed automatically amended to change the registered office and registered agent of the Company), the registered office of the Company in the State of Delaware shall be located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Company shall be located at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071 or such other place as the Board of Directors may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4 Purposes. The purposes of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company or other entity and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5 Powers. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6 Power of Attorney. Each Member hereby constitutes and appoints the Company and, if a Liquidator shall have been selected pursuant to Section 9.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their respective authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Board of Directors or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii) all certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(iv) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments and restatements hereof or thereof) relating to the admission, resignation, removal or substitution of any Member pursuant to, or other events described in, this Agreement;

(v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units issued pursuant to Section 4.6; and

(vi) all certificates, documents and other instruments (including agreements and a certificate of merger, conversion or consolidation or similar certificates) relating to a merger, conversion or consolidation of the Company pursuant to Article XI; and

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Section 10.2 or any other provision of this Agreement that establishes a percentage of the voting power of all Outstanding Voting Units of any class or series required to take any action, the Company or the Liquidator may exercise the power of attorney made in this Section 2.6(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.6 shall be construed as authorizing the Company, the Board of Directors or the Liquidator to amend, change or modify this Agreement except in accordance with Article X or as may be otherwise expressly provided for in this Agreement. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by Law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Units and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Company or the Liquidator, acting in good faith pursuant to such power of attorney, and each such Member, to the maximum extent permitted by Law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Company or the Liquidator, taken in good faith under such power of attorney in accordance with this Section 2.6. Each Member shall execute and deliver to the Company or the Liquidator, within 15 days after receipt of the request therefor, such further designations, powers of attorney and other instruments as the Company or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7 Term. The Company’s term commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue, unless and until it is dissolved in accordance with the provisions of Article IX. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.8 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, one or more of its Affiliates, or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

MEMBERS; CERTIFICATES; RECORD HOLDERS; TRANSFERS OF UNITS

Section 3.1 Members.

(a) Upon the execution of this Agreement, each Person who was a member of the Company pursuant to the Third Amended Agreement shall continue to be a member of the Company. A Person shall be admitted as a Member and shall become bound by the terms of this Agreement when such Person purchases or otherwise lawfully acquires a Unit and becomes the Record Holder of such Unit, with or without execution of this Agreement. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Unit.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Company shall update the books and records from time to time as necessary to reflect accurately the information contained therein (or shall cause the Transfer Agent to do so, as applicable).

(c) Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d) Subject to Articles XI and XIII, and except as provided in Sections 3.6, 3.9 and 3.13, Members may not be expelled from or removed as members of the Company. Members shall not have any right to resign from the Company; provided, that when a transferee of a Member’s Unit becomes a Record Holder of such Unit, such transferring Member shall cease to be a member of the Company solely with respect to the Unit so transferred.

(e) Except to the extent expressly provided in this Agreement (including any Unit Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by Law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

(f) Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group, and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to any Group Member or Member; provided, that this Section 3.1(f) shall not excuse a breach of any provision of this Agreement binding upon a Person, or limit or otherwise modify any duties (including fiduciary duties) owed by a Person at law, in equity or otherwise (including by contract) to the Company or its Affiliates, in each case arising other than from such Person’s capacity as a Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2 Rights of a Member.

(a) In addition to other rights provided by this Agreement or by applicable Law, and except as limited by Section 3.2(b), each Member shall have the right, for a purpose reasonably related to such Member’s interest as a Member, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense:

(i) promptly after their becoming available, to obtain a copy of the Company’s U.S. federal, state and local income tax returns for any of the six years preceding such Member’s written demand, provided that such Member was a Member during any part of such year; and

(ii) to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed.

(b) The Company may keep confidential from the Members, for such period of time as the Company determines in its sole discretion, (i) any information that the Company reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Company believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by Law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.2).

Section 3.3 Certificates.

(a) Upon the Company’s issuance of Units of any class or series to any Person, the Company may, in its discretion, issue or cause to be issued one or more Certificates in the name of such Person evidencing the Units being so issued. Any Certificates shall be executed on behalf of the Company by any two Officers. In the event that a Unit is to be evidenced by a Certificate, no such Certificate shall be valid for any purpose until it has been countersigned by and registered on the books of the Transfer Agent; provided, however, that if the Board of Directors elects to issue any Units, including Common Units and Preferred Units, in global form, the Certificates evidencing such Units shall be valid upon receipt of a certificate from the Transfer Agent certifying that such Units have been duly registered in accordance with the directions of the Company. If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue. Certificates for any class or series of Units shall be uniquely numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the Record Holder’s name and number and type of Units.

(b) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Units as the Certificate so surrendered. The appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Units evidenced by the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct, to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a transfer of Units evidenced by a lost, stolen or destroyed Certificate is registered before the Transfer Agent receives notification in writing from the Record Holder regarding such loss, destruction or theft, the Record Holder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 3.3(b), the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

(c) The Company may, in its sole discretion, issue one or more uncertificated classes or series of Units and may, with respect to any class or series of Units (unless otherwise provided in the applicable Unit Designation), issue Certificates with respect to some Units of such class or series and issue other Units of such class or series on an uncertificated basis.

Section 3.4 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner with respect to any Unit and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, including in connection with any distribution pursuant to Section 5.3 or 9.3 or the exercise of any voting or other rights pursuant to Section 12.9, except as otherwise provided by Law or any applicable rule, regulation, guideline or requirement of any Securities Exchange on which such Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Company, on the one hand, and such other Person, on the other, such representative Person shall be deemed the Record Holder of such Unit.

Section 3.5 Registration and Transfer of Units.

(a) The term “transfer,” when used in this Agreement with respect to a Unit, shall be deemed to refer to a transaction by which the Record Holder of a Unit assigns such Unit to another Person, and includes a sale, assignment, gift, exchange or any other disposition by Law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Unit shall be transferred, in whole or in part, except in accordance with this Article III. To the fullest extent permitted by Law, any transfer or purported transfer of a Unit not made in accordance with this Article III, including any transfer in violation of Section 3.6, shall be null and void.

(c) The Company shall keep or cause to be kept on behalf of the Company a register which, subject to such reasonable regulations as the Board of Directors may prescribe and subject to Section 3.5(d), will provide for the registration and transfer of Units. A Transfer Agent may be appointed registrar and transfer agent for the purpose of registration of and transfers of Units as herein provided. In the absence of manifest error, the register kept by or on behalf of the Company shall be conclusive as to the identity of the holders of Units. With respect to certificated Units issued by the Company, if any, upon surrender of a Certificate for registration of transfer of any Units evidenced by such Certificate, the Company shall deliver, and in the case of certificated Units of a class or series of Units for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the Record Holder or the designated transferee or transferees, to the extent and as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Units as were evidenced by the Certificate so surrendered. In the case of any transfer of Units permitted by this Agreement, a transferor shall provide the address and other contact information for each such transferee as contemplated by Section 14.1.

(d) The Company shall not recognize any purported transfer of Units until the transfer is registered on the books of the Transfer Agent; provided, that in the event that any Units are represented by Certificates, notwithstanding Section 5.3 or the registration of the transfer of such certificated Units pursuant to this Section 3.5(d), no distributions shall be paid in respect of any such transferred certificated Units until the Certificates evidencing such Units are surrendered to the Transfer Agent. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate or the registration of any transfer, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(e) By acceptance of the transfer of any Unit in accordance with this Article III or the issuance of any Unit in accordance with this Agreement (including in a merger, consolidation or other business combination pursuant to Article XI), each transferee of a Unit, including any nominee holder or agent or representative acquiring such Unit for the account of another Person, (i) shall become the Record Holder of the Unit so transferred or issued, (ii) shall be admitted to the Company as a Substitute Member or Additional Member with respect to the Unit so transferred or issued to such transferee or other recipient when any such transfer or admission is reflected in the books and records of the Company, with or without execution of this Agreement, (iii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, with or without execution of this Agreement, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney as specified herein, and (vi) makes the consents, acknowledgements and waivers contained in this Agreement. Neither the transfer of any Unit nor the admission of any new Member shall constitute an amendment to this Agreement.

(f) No transfer of a Unit shall entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to Section 3.5(e).

(g) Subject to (i) the foregoing provisions of this Section 3.5, (ii) Section 3.4, (iii) Sections 3.6 and 3.9, (iv) with respect to any series or class of Units, the provisions of any Unit Designation or amendment to this Agreement, (v) any contractual provisions binding on any Member and (vi) provisions of applicable Law, including the Securities Act, Units shall be freely transferable.

Section 3.6 Restrictions on Transfer.

(a) Notwithstanding the other provisions of this Article III, no transfer of any Units shall be made if such purported transfer would:

(i) violate applicable law, including the then-applicable U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other Governmental Entity with jurisdiction over such transfer;

(ii) terminate the existence or qualification of the Company under the laws of any jurisdiction;

(iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed); or

(iv) require the Company to be subject to the registration requirements of the Investment Company Act.

(b) [Reserved].

(c) The Board of Directors may impose additional restrictions on the transfer of Units if it receives advice of counsel acceptable to the Board of Directors (who may be regular counsel to the Company or its Affiliates) that such restrictions are necessary or advisable to avoid a significant risk of (i) the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes or (ii) the Company being subject to the registration requirements of the Investment Company Act. The Board of Directors may impose such restrictions by amending this Agreement without the approval of the Members.

(d) To the fullest extent permitted by Law, any transfer in violation of this Section 3.6 shall be null and void. In the event that any Person would otherwise become the Record Holder of a Unit through a purported transfer in violation of this Section 3.6, the Company may, in its sole discretion, require that the purported transferor take any steps deemed appropriate by the Company or the Transfer Agent to unwind, cancel or reverse such purported transaction. With respect to the purported transferee, such Person shall have no rights or economic interest in such Units or otherwise, including any consent rights, any rights to receive notice of, or attend, a meeting of the Members and any rights to receive distributions with respect to the Unit. In addition, the Company may, in its sole discretion, redeem the Unit in the manner provided in Section 3.13 or cause the transfer of such Unit to a third party in a transfer permitted by this Agreement and, if such Unit is sold or redeemed, the Company shall distribute the proceeds of such sale (net of any costs or expenses incurred by the Company) to the purported transferor.

(e) Without prejudice to any remedies available to the Company as a result of such transactions nothing contained in this Agreement, other than the restrictions on transfer set forth in Section 3.6(b), shall preclude the settlement of any transactions involving Units entered into through the facilities of any Securities Exchange on which such Units are listed for trading.

Section 3.7 [Reserved].

Section 3.8 [Reserved].

Section 3.9 Citizenship Requirements. If any Group Member is or becomes subject to any Law that, in the determination of the Company in its sole discretion creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Member, the Company may request that any Member furnish to the Company an executed Citizenship Certification or such other information concerning its nationality, citizenship or other related status (or if the Member is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such other Person) as the Company may in its sole discretion request. If a Member fails to furnish to the Company such Citizenship Certification or other requested information within 30 days after receipt of such a request or if, upon receipt of such Citizenship Certification or other requested information, the Company determines, with the advice of counsel, that a Member is not an Eligible Citizen, the Company may, in its sole discretion (i)

require that such Member immediately transfer its Class A Units and/or Preferred Units to an Eligible Citizen or (ii) redeem such Class A Units or Preferred Units, as applicable, in the manner set forth in Section 3.13. Any compulsory transfer of Class A Units or Preferred Units pursuant to clause (i) of the preceding sentence shall occur through a Securities Exchange on which Class A Units or Preferred Units, as applicable, are traded and shall comply with the other provisions of this Agreement regarding transfers of Class A Units or Preferred Units, as applicable. Pending such transfer or redemption, with respect to such Record Holder of such Class A Units or Preferred Units, as applicable, the Company may, in its sole discretion, suspend the exercise of any voting or consent rights, any rights to receive notice of or attend meetings of the Members and any rights to receive distributions in respect of such Class A Units or Preferred Units, as applicable.

Section 3.10 [Reserved].

Section 3.11 [Reserved].

Section 3.12 Splits and Combinations.

(a) Subject to Section 3.12(d), the Company may make a pro rata distribution of Units to all Record Holders of a class or series of Units, or may effect a subdivision or combination of a class or series of Units, so long as, after any such event, each Member of such class or series of Units shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of a class or series of Units is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder of such class or series of Units. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by such Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of such class or series of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Units Outstanding of such class or series, the Company shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of the Certificate(s), if any, held by such Record Holder immediately prior to such Record Date.

(d) The Company may issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would otherwise result in the issuance of fractional Units but for this Section 3.12(d), the Board of Directors may direct that each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 3.13 Redemption of Units. Any redemption of Units by the Company permitted under Article III shall be conducted in accordance with this Section 3.13.

(a) The Company shall, not later than 30 days before the date fixed for redemption, give notice of redemption to the Member at its last address designated on the records of the Company or the Transfer Agent, by registered or certified mail, postage prepaid, or overnight courier of national reputation. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the Redeemable Units (or, if later in the case of Redeemable Units evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Units) and that on and after the date fixed for redemption no further allocations or distributions to which the Member would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

(b) Except as may be provided by the Unit Designation applicable to any Redeemable Units, the aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units, net of any costs or expenses incurred by the Company in connection with such redemption. Subject to the Delaware Act, the redemption price shall be paid, as determined by the Company in its sole discretion, (i) in cash, (ii) by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the rate of 8% annually and payable in three equal annual installments of principal together with accrued interest, the first such installment commencing one year after the redemption date (or, if later in the case of Redeemable Units evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Units) or (iii) a combination of cash and a promissory note having the terms described in clause (ii).

(c) The Member or its duly authorized representative shall be entitled to receive the payment for Redeemable Units at the place of payment specified in the notice of redemption (i) in the case of uncertificated Redeemable Units, on the redemption date or (ii) in the case of Redeemable Units evidenced by Certificates, upon surrender, on the redemption date or thereafter, by or on behalf of the Member, of the Certificates evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank.

(d) After the redemption date, Redeemable Units shall no longer constitute Outstanding Units.

ARTICLE IV

DESIGNATION OF UNITS; CAPITAL CONTRIBUTIONS

Section 4.1 Designation of Class A Units and Class B Units. As of May 17, 2018, two classes of Common Units have been designated: Class A Units and Class B Units.

Each Class A Unit shall entitle the Record Holder thereof to one vote on any and all matters submitted for the consent or approval of Members generally. Each Class B Unit shall initially entitle the Record Holder thereof to 10 votes on any and all matters submitted for the consent or approval of Members generally; provided, however, that at such time as the Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Operating Group Units, and at all times thereafter, each Class B Unit shall entitle the Record Holder thereof to one vote on any and all matters submitted for the consent or approval of Members generally. Except as specifically provided for in this Agreement, Class A Units and Class B Units shall vote as a single class on any and all matters submitted for the consent or approval of Members.

Section 4.2 Treatment under the Uniform Commercial Code. The Company hereby irrevocably elects that all Units in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware from time to time.

Section 4.3 [Reserved].

Section 4.4 Issuance and Cancellation of Class B Units. The number of Outstanding Class B Units shall at all times be equal to the aggregate number of issued and outstanding Oaktree Operating Group Units then held by the Permitted Oaktree Holders. Upon the acquisition by any Permitted Oaktree Holder of a newly issued Oaktree Operating Group Unit, the Company shall issue a Class B Unit to the Class B Holder without requiring any Capital Contribution to the Company in respect of such Class B Unit, and upon the disposition (by transfer, sale, exchange or otherwise) of an Oaktree Operating Group Unit by any Permitted Oaktree Holder to any Person other than a Permitted Oaktree Holder, a Class B Unit then held by the Class B Holder shall automatically and without any action by such Member, the Board of Directors or the Company be cancelled, and the Class B Holder shall have no further right to or interest in such Class B Unit. If, notwithstanding the preceding sentence, at any time the number of Class B Units held by the Class B Holder exceeds the aggregate number of Oaktree Operating Group Units then held by all Permitted Oaktree Holders, then such excess Class B Units shall automatically and without any action by the Board of Directors or the Company be cancelled, and the Class B Holder shall have no further right to or interest in such Class B Units.

Section 4.5 [Reserved].

Section 4.6 Issuances of Additional Units.

(a) The Company may issue any number of Units, and options, rights, warrants and appreciation rights relating to Units, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Member or any other Person.

(b) Additional Units authorized to be issued by the Company pursuant to Section 4.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to or senior or superior to any existing classes or series of Units), as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 6.1 (each, a “Unit Designation”), including (i) the right to share in Company profits and losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such class or series will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company (including any payments); (iv) whether, and the terms and conditions upon which, the Company may redeem such Units (including sinking fund provisions); (v) whether such Units are issued with the privilege of conversion or exchange into Units of any other class or series or any other security issued by the Company or another entity and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest, if any, applicable to such Units; and (viii) the right, if any, of the Record Holder of any such Unit to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Units. A Unit Designation (or any action of the Board of Directors amending any Unit Designation) shall be effective when a duly executed original of the same is delivered to the Secretary for inclusion in the permanent records of the Company, and shall be annexed to, and constitute a part of, this Agreement. As of May 17, 2018, the 2015 Unit Designation and the Series A Preferred Unit Designation have been made part of this Agreement.

(c) The Board of Directors is hereby authorized to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Units and options, rights, warrants and appreciation rights relating to Units pursuant to this Section 4.6, including the admission of Additional Members in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Units and options, rights, warrants and appreciation rights relating to Units. The Board of Directors shall determine in its sole discretion the relative rights, powers and duties of the holders of Units or options, rights, warrants or appreciation rights relating to Units being so issued. The Board of Directors is authorized to do all things that it determines to be necessary or appropriate in connection with any future issuance of Units or options, rights, warrants or appreciation rights relating to Units, including compliance with any statute, rule, regulation or guideline of any Governmental Entity or any Securities Exchange on which Units or options, rights, warrants or appreciation rights relating to Units are listed for trading.

Section 4.7 Preemptive Rights. Unless determined otherwise by the Board of Directors, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Units, whether unissued, held in the treasury or hereafter created.

Section 4.8 Fully Paid and Non-Assessable Nature of Units. All Units issued pursuant to, and in accordance with the requirements of, this Article IV shall represent fully paid and non-assessable limited liability company interests in the Company, except as such non-assessability may be affected by Sections 18-502, 18-607 or 18-804 of the Delaware Act or this Agreement.

Section 4.9 Purchases of Units. The Company or any other Group Member may purchase or otherwise acquire Units or options, rights, warrants or appreciation rights relating to Units. The Company, any of its Affiliates, any Portfolio Company or any Investment Fund may

also purchase or otherwise acquire and sell or otherwise dispose of Units or options, rights, warrants or appreciation rights relating to Units for their own account, subject to the provisions of Articles III and IV. Any Units purchased or otherwise acquired by the Company may be canceled in the discretion of the Board of Directors.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

Section 5.1 Capital Accounts. There shall be established for each Member on the books of the Company as of the date such Member becomes a Member a capital account (each being a “Capital Account”). Each Capital Contribution by any Member, if any, shall be credited to the Capital Account of such Member on the date such Capital Contribution is made to the Company. In addition, each Member’s Capital Account shall be (a) increased in respect of any Common Units held by such Member, by (i) such Member’s allocable share of any Net Income of the Company, and (ii) the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member, (b) decreased by (i) the amount of distributions (and deemed distributions) to such Member of cash or the fair market value of other property so distributed and (ii) in respect of any Common Units held by such Member, (x) such Member’s allocable share of Net Loss of the Company and expenditures of the Company described or treated under Section 704(b) of the Code as described in Section 705(a)(2)(B) of the Code, and (y) the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company and (c) otherwise maintained in accordance with the provisions of the Code and the United States Treasury Regulations promulgated thereunder. Any other item which is required to be reflected in a Member’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Company shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company. Interest shall not be payable on Capital Account balances. The Company shall maintain the Capital Accounts of the Members in accordance with the principles and requirements set forth in Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder. The Capital Account of each Class B Holder shall at all times be zero, except to the extent such Class B Holder also holds Units other than Class B Units.

Section 5.2 Allocations.

(a) Subject to Section 2.6 of the Series A Preferred Unit Designation, and subject to the express terms of any Unit Designation, made after May 17, 2018 with respect to the Units whose terms are established by such Unit Designation, Net Income (Loss) of the Company for each fiscal period shall be allocated among the Capital Accounts of the Members that held Common Units in a manner that as closely as possible gives economic effect to the manner in which distributions are or would be made to the Members pursuant to the provisions of Sections 5.3 and 9.3.

(b) All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Members pursuant to this Agreement, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the Company in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members in the Company, within the meaning of the Code and United States Treasury Regulations. The Company shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Company and for the preservation of uniformity of Units (or any portion or class or classes thereof), the Company may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Sections 704(b) or 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Units (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the Company determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Members, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(c) Allocations that would otherwise be made to a Member under the provisions of this Article V, Section 2.6 of the Series A Preferred Unit Designation or a Unit Designation made after May 17, 2018 shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Company in its sole discretion.

Section 5.3 Distributions to Record Holders.

(a) The Company may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets to the Members. Subject to the terms of any Unit Designation and to Section 3.5(d), distributions shall be paid to Members in accordance with their respective Percentage Interests as of the Record Date selected by the Company. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or pay any distributions of cash or other assets (i) with respect to the Class B Units except for distributions consisting only of additional Class B Units made proportionally with respect to each outstanding Class B Unit and (ii) with respect to any class or series of Preferred Units, except for distributions in accordance with the Unit Designation relating to such class or series of Preferred Units.

(b) Notwithstanding Section 5.3(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 9.3.

(c) All amounts withheld with respect to any payment or other distribution by the Company to the Members and paid over to any U.S. federal, state or local government or any non-U.S. taxing authority shall be treated as amounts paid to the Members with respect to which such amounts were withheld pursuant to this Section 5.3(c) or Section 9.3 for all purposes under this Agreement.

(d) Notwithstanding anything to the contrary in this Agreement, each distribution in respect of any Unit shall be made by the Company, directly or through the Transfer Agent or through any other Person, only to the Record Holder of such Unit as of the Record Date set for such distribution. Any distribution in accordance with the foregoing shall constitute full payment and satisfaction of the Company’s liability in respect of such distribution, regardless of any claim of any Person who may have an interest in such distribution by reason of an assignment or otherwise.

(e) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to a Member if such distribution would violate the Delaware Act or other applicable Law.

ARTICLE VI

MANAGEMENT AND OPERATION OF BUSINESS

Section 6.1 Power and Authority of Board of Directors.

(a) Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (including any committee thereof appointed pursuant to Section 6.13, the “Board of Directors”). As provided in Section 6.19, the Board of Directors shall have the power and authority to appoint Officers of the Company. The Directors and Officers shall constitute “managers” within the meaning of the Delaware Act. No Member, in its capacity as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Units, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger, conversion, consolidation or other combination of the Company with or into another Person (subject, however, to any prior approval of Members that may be required by this Agreement);

(iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any Member of the Company or any of its Subsidiaries;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(vi) the declaration and payment of distributions of cash or other assets to Members;

(vii) the selection and dismissal of Officers, employees, agents, outside attorneys, accountants, advisors, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(viii) the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;

(ix) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(x) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by Law;

(xii) the entering into of listing agreements with any Securities Exchange and the delisting of some or all of the Units from, or requesting that trading be suspended in, any such Securities Exchange;

(xiii) the issuance, sale or other disposition, and the purchase or other acquisition, of Units or options, rights, warrants or appreciation rights relating to Units;

(xiv) the undertaking of any action in connection with the Company’s interest or participation in any Group Member;

(xv) the registration under the Securities Act and any other applicable securities laws of any offer, issuance, sale or resale of Units or other securities issued or to be issued by the Company (including any resale of Units by Members or other security holders);

(xvi) the filing of a bankruptcy petition; and

(xvii) the execution and delivery of agreements with Affiliates of the Company or Portfolio Companies to render services to a Group Member.

(b) In exercising its authority under this Agreement, the Board of Directors may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. The Directors and the Company shall not have any liability to a Member for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with such decisions except to the extent set forth in Section 6.16(a)(ii).

(c) Notwithstanding any other provision of this Agreement, the Delaware Act or any other applicable Law, the Members and each other Person who may acquire an interest in Units hereby (i) approve, ratify and confirm the execution, delivery and performance by the parties thereto of the Exchange Agreement, the Tax Receivable Agreement and the other agreements described in the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agree that the Company is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement without any further act, approval or vote of the Members, the other Persons who may acquire an interest in Units or any other Person; and (iii) agree that the execution, delivery or performance by the Company, any Group Member or any Affiliate of any of them, of this Agreement or any agreement contemplated by this Agreement (including the exercise by the Company of the rights accorded pursuant to Article XIII), shall not constitute a breach by the Board of Directors of any duty that the Board of Directors may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty (fiduciary or otherwise) existing at law, in equity or otherwise.

Section 6.2 Number, Qualification and Term of Office of Directors. For so long as Permitted Oaktree Holders collectively hold 10% or more of the issued and outstanding Oaktree Operating Group Units, the number of Directors which shall constitute the whole Board of Directors shall be determined from time to time by the Manager. In the event that Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Operating Group Units, the number of Directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution adopted by a majority of the Directors then in office. Each Director shall hold office as provided in Sections 6.3 to 6.5.

Section 6.3 Election of Directors. Directors need not be Members. For so long as Permitted Oaktree Holders collectively hold 10% or more of the issued and outstanding Oaktree Operating Group Units, Directors shall be designated by the Manager. In the event that Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Operating Group Units, Directors shall be elected by the holders of Outstanding Voting Units, voting as a single class, holding a plurality of the voting power of all Outstanding Voting Units present in person or represented by proxy and entitled to vote on the election of Directors at the annual meeting of Members. For so long as Permitted Oaktree Holders collectively hold 10% or more of the issued and outstanding Oaktree Operating Group Units, each Director (including any additional Director designated to fill a vacancy resulting from an increase in the total number of Directors or from the death, disability, resignation or removal from office of a Director or other cause) shall serve until his or her successor is duly elected or appointed and qualified, or until such Director’s death or disability, or until such Director resigns in accordance with Section 6.5 or is removed in accordance with Section 6.4. In the event that Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Operating Group Units, each Director (including any additional Director elected to fill a vacancy resulting from an increase in the total number of Directors or from the death, disability, resignation or removal from office of a Director or other cause) shall serve until the succeeding annual meeting after such Director’s election and until his or her successor is duly elected or appointed and qualified, or until such Director’s death or disability, or until such Director resigns in accordance with Section 6.5 or is removed in accordance with Section 6.4. In no case will a decrease in the number of Directors shorten the term of any incumbent Director.

Section 6.4 Removal. For so long as Permitted Oaktree Holders collectively hold 10% or more of the issued and outstanding Oaktree Operating Group Units, any Director or the whole Board of Directors may be removed, with or without cause, at any time, by the Manager. In the event that Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Operating Group Units, any Director or the whole Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of holders of Outstanding Voting Units, voting as a single class, holding a majority of the voting power of all Outstanding Voting Units, present in person or represented by proxy given at an annual or special meeting of Members called for that purpose and entitled to vote on the election of Directors. The vacancy in the Board of Directors caused by any such removal shall be filled as provided in Section 6.6.

Section 6.5 Resignations. Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Company. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The vacancy in the Board of Directors caused by any such resignation shall be filled as provided in Section 6.6.

Section 6.6 Vacancies. For so long as Permitted Oaktree Holders collectively hold 10% or more of the issued and outstanding Oaktree Operating Group Units, any vacancy on the Board of Directors will be filled by a designee of the Manager. In the event that Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Operating Group Units, unless otherwise required by applicable Law, (i) any vacancy on the Board of Directors that results from a newly-created directorship resulting from an increase in the authorized number of Directors may be filled by a majority of the Directors then in office, provided that a quorum is present, and any other vacancies may be filled by a majority of Directors then in office, though less than a quorum, or by a sole remaining Director and (ii) if there are no Directors in office, then any vacancies shall be filled by an election of Directors by the holders of Outstanding Voting Units, voting as a single class, holding a plurality of the voting power of all Outstanding Voting Units present in person or represented by proxy and entitled to vote on the election of Directors at an annual or special meeting of Members.

Section 6.7 Chairman of Meetings. The Board of Directors may elect one or more of its members as Chairman or Co-Chairman, as applicable, of the Board of Directors (each, a “Chairman”). At each meeting of the Board of Directors, a Chairman or, in the absence of each Chairman, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting.

Section 6.8 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6.9 Meetings; Notice. Meetings of the Board of Directors may be called by a Chairman, the President, the Chief Executive Officer or upon the written request of two Directors, on 24 hours’ notice to each Director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of recorded or electronic communication, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any such meeting need not be given to any Director, however, if waived by such Director in writing or by telegraph, telex, cable, wireless or other form of recorded or electronic communication, or if such Director shall be present at such meeting.

Section 6.10 Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by a majority of the members of the Board or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 6.11 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6.12 Quorum. At all meetings of the Board of Directors, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 6.13 Committees. The Board of Directors may by resolution from time to time designate one or more committees consisting of one or more Directors which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority of the Board of Directors granted hereunder. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

Section 6.14 Alternate Members of Committees. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 6.15 Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the Directors shall, as such, receive any stated remuneration for their service as a Director, but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any Director, payable in cash or securities, either as such Director’s annual remuneration as such Director or member of any special or standing committee of the Board of Directors or as remuneration for such Director’s attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also provide that the Company shall reimburse each Director for any expenses paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 6.15 shall be construed to preclude any Director from serving the Company or any of its Affiliates in any other capacity and receiving remuneration therefor.

Section 6.16 Exculpation, Indemnification, Advances and Insurance.

(a) Subject to other applicable provisions of this Article VI, to the fullest extent permitted by applicable Law:

(i) Oaktree Capital Group Holdings shall not have any liability to the Company, any Subsidiary of the Company, any Director, any Member or any holder of an equity interest in any Subsidiary of the Company, for any act or omission, including any mistake of fact or error in judgment, taken, suffered or made;

(ii) a Director or Officer shall have liability to the Company, any Subsidiary of the Company, any Director, any Member or any holder of an equity interest in any Subsidiary of the Company, for any act or omission, including any mistake of fact or error in judgment, taken, suffered, or made only if such act or omission constitutes a breach of the duties of such Director or Officer imposed pursuant to Section 6.20(a) and such breach is the result of (A) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable Law (including any federal or state securities Law), in each case, that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of the Company or (B) fraud; and

(iii) all other Indemnified Persons shall have liability to the Company, any Subsidiary of the Company, any Director, any Member or any holder of an equity interest in any Subsidiary of the Company, for any act or omission arising from the performance of such Indemnified Person’s duties and obligations in connection with the Company, any Subsidiary of the Company, this Agreement or any investment made or held by the Company or any Subsidiary of the Company, including with respect to any act or omission made while serving at the request of the Company as an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan, including any mistake of fact or error in judgment, taken, suffered or made only if such act or omission constitutes a breach of the duties of such Indemnified Person and such breach is the result of (A) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable Law (including any federal or state securities Law), in each case, that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of the Company or (B) fraud.

The provisions of this Section 6.16(a) are intended and shall be interpreted as only limiting the liability of an Indemnified Person and not as in any way expanding such Person’s liability.

(b) The Indemnified Persons shall be indemnified by the Company, to the fullest extent permitted by Law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements) arising from the performance of any of their respective duties or obligations in connection with their respective service to the Company, to any Subsidiary of the Company or pursuant to this Agreement, or in connection with any investment made or held by the Company or any of its Subsidiaries, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding, whether by or in the right of the Company, to which any such Indemnified Person may hereafter be made party by reason of being or having been an Indemnified Person, except:

(i) with respect to a Director or Officer, to the extent that it shall have been determined in a final non-appealable judgment by a court of competent jurisdiction that such expenses and liabilities arose primarily from acts or omissions, including any mistake of fact or error in judgment, taken, suffered or made, that constituted a breach of the duties of such Director or Officer imposed pursuant to Section 6.20(a) and such breach was the result of (A) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable Law (including any federal or state securities Law), in each case, that resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of the Company or (B) fraud; and

(ii) with respect to all Indemnified Persons (other than Directors, Officers and Oaktree Capital Group Holdings), to the extent that it shall have been determined in a final non-appealable judgment by a court of competent jurisdiction that such expenses and liabilities arose primarily from acts or omissions, including any mistake of fact or error in judgment, taken, suffered or made, that constituted a breach of the duties of such Indemnified Person and such breach was the result of (A) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable Law (including any federal or state securities Law), in each case, that resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of the Company or (B) fraud.

Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan, guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Company is hereby authorized and empowered to enter into one or more indemnity agreements consistent with the provisions of this Section 6.16 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 6.16(b) that the Company indemnify each Indemnified Person to the fullest extent permitted by Law except as specifically provided in this Section 6.16(b).

(c) The termination of any action, suit or proceeding relating to or involving an Indemnified Person by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person breached any duty or committed (i) willful malfeasance, gross negligence, a felony or a material violation of applicable Law (including any federal or state securities Law) that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of the Company or (ii) fraud.

(d) The provisions of this Agreement, to the extent they limit or eliminate the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 6.20, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the extent permitted by Law.

(e) Any indemnification under this Section 6.16 (unless ordered by a court) shall be made by the Company unless the Board of Directors determines in the specific case that indemnification of the Indemnified Person is not proper in the circumstances because such Person has not met the applicable standard of conduct set forth in Section 6.16(b). Such determination shall be made by a majority vote of the Directors who are not parties to the applicable suit, action or proceeding. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, notwithstanding an earlier determination by the Board of Directors that the Indemnified Person had not met the applicable standard of conduct set forth in Section 6.16(b).

(f) Notwithstanding any contrary determination in the specific case under Section 6.16(e), and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.16(b). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Section 6.16(b). Neither a contrary determination in the specific case under Section 6.16(e) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.16(f) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(g) To the fullest extent permitted by Law, expenses (including attorneys’ fees) actually and reasonably incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company as authorized in this Section 6.16.

(h) The indemnification and advancement of expenses provided by or granted pursuant to this Section 6.16 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement or any other agreement, vote of Members or disinterested Directors or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified. The provisions of this Section 6.16 shall not be deemed to preclude the indemnification of any Person who is not specified in Section 6.16(b) but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act.

(i) The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against such Indemnified Person and incurred by such Indemnified Person in any capacity in which such Indemnified Person is entitled to indemnification hereunder, or arising out of such Indemnified Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Indemnified Person against such liability under the provisions of this Section 6.16.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.16 shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any Person entitled to indemnification under this Section 6.16.

(k) The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of the Company Group similar to those conferred in this Section 6.16 to Indemnified Persons.

(l) If this Section 6.16 or any portion of this Section 6.16 shall be invalidated on any ground by a court of competent jurisdiction, the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 6.16 that shall not have been invalidated.

(m) Each Indemnified Person may, in the performance of such Indemnified Person’s duties, consult with legal counsel and accountants, and any act or omission by such Indemnified Person on behalf of the Company, any Subsidiary of the Company or any investment held by the Company or any Subsidiary of the Company in furtherance of the interests of the Company, any Subsidiary of the Company or any investment held by the Company or any Subsidiary of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Indemnified Person will be fully protected for such acts and omissions, provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company or such Subsidiary.

(n) An Indemnified Person shall not be denied indemnification in whole or in part under this Section 6.16 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(o) Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the U.S. Internal Revenue Service, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 6.16, to the maximum extent permitted by Law.

(p) A Director shall, in the performance of such Director’s duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or any other Group Member, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such Person’s professional or expert competence.

(q) Any amendment, modification or repeal of this Section 6.16 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any Indemnified Person under this Section 6.16 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal.

(r) The provisions of this Section 6.16 shall survive the termination of this Agreement with respect to the acts and omissions of an Indemnified Person occurring prior to such termination.

Section 6.17 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Unless otherwise expressly provided in this Agreement, whenever an actual or potential conflict of interest exists or arises between Oaktree Capital Group Holdings, one or more Directors or their respective Affiliates, on the one hand, and the Company, any Group Member or any Member other than Oaktree Capital Group Holdings, on the other, any resolution or course of action by the Board of Directors or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein or of any duty stated or implied by Law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is (i) approved or ratified by the vote of holders of Outstanding Voting Units representing a majority of the total votes that may be cast by all Outstanding Voting Units that are held by disinterested parties, (ii) on terms no less favorable to the Company, Group Member or Member other than Oaktree Capital Group Holdings, as applicable, than those generally being, provided to or available from unrelated third parties, (iii) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company, Group Member or Member other than Oaktree Capital Group Holdings, as applicable) or (iv) approved or ratified by a majority of the Outside Directors. For the avoidance of doubt, the Company shall be authorized but not required to seek the approval or ratification of the Outside Directors pursuant to clause (iv) of the preceding sentence or the disinterested holders of Outstanding Voting Units pursuant to clause (i) of the preceding sentence, and the Board of Directors may also adopt a resolution or course of action that has not received the approval of the Outside Directors or the disinterested holders of Outstanding Voting Units. Failure to seek such approval shall not be deemed to indicate that a conflict of interest exists or that such approval could not have been obtained. If the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) and (iii) above, then it shall be presumed that, in making its determination, the Board of Directors acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member challenging such determination, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by the Members and each other Person who may acquire an interest in Units hereby and shall not constitute a breach of this Agreement or of any duty (fiduciary or otherwise) otherwise existing at law, in equity or otherwise.

(b) Notwithstanding any other provision of this Agreement or otherwise or any applicable provision of Law or equity, whenever in this Agreement or any other agreement contemplated hereby or otherwise the Manager, the Board of Directors, the Company or an Affiliate of the Company is permitted or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, then, to the fullest extent permitted by Law, the Board of Directors, the Company or such Affiliate, as the case may be, may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or the Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act, the DGCL or under any other Law or in equity, but in all circumstances shall exercise such discretion in good faith. Whenever in this Agreement or any other agreement contemplated hereby or otherwise, the Board of Directors or the Company is permitted to or required to make a decision in its “good faith,” then for purposes of this Agreement or otherwise, the Board of Directors or the Company, as the case may be, shall be conclusively presumed to be acting in good faith if such Person or Persons subjectively believe(s) that the decision made or not made is in or not opposed to the best interests of the Company.

(c) Notwithstanding anything to the contrary in this Agreement, the Board of Directors and the Company shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Oaktree Operating Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the Directors, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by an Affiliate of the Company to enter into such contracts shall be in such Person’s sole discretion.

(d) Except as expressly set forth in this Agreement, to the fullest extent permitted by Law, neither the Board of Directors nor any other Indemnified Person shall have any duties or liabilities, including fiduciary duties, to the Company, any Member or any other Person bound by this Agreement, and the provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of the Company or any other Indemnified Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Company or such other Indemnified Person.

(e) The Members expressly acknowledge that the Board of Directors is under no obligation to consider the separate interests of the Members (including the tax consequences to Members) in deciding whether to cause the Company to take (or decline to take) any actions, and that the Board of Directors or any Director shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Members in connection with such decisions.

(f) The Members hereby authorize each of (i) the Board of Directors and (ii) the Outside Directors, on behalf of the Company as a partner or member of any Group Member, to approve of actions by the board of directors, managing member or general partner of such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 6.17.

Section 6.18 Certificate of Formation. The Certificate of Formation and amendments thereto have been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filings being hereby confirmed, ratified and approved in all respects. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board of Directors determines such action to be necessary or appropriate, the Company shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such Officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 6.19 Officers.

(a) The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” The Officers shall have the titles, power, authority and duties as determined by the Board of Directors.

(b) Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, disability, resignation or removal. Any number of offices may be held by the same Person.

(c) Any Officer may resign at any time upon written notice to the Company. Any Officer, agent or employee of the Company may be removed by the Board of Directors with or without cause at any time. The Board of Directors may delegate the power of removal as to Officers, agents and employees who have not been appointed by the Board of Directors. Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any Person as an Officer, agent or employee of the Company shall not of itself create contract rights.

(d) The Board of Directors may from time to time delegate the powers or duties of any Officer to any other Officers or agents, notwithstanding any provision hereof.

(e) Unless otherwise directed by the Board of Directors, any Chairman, the President, the Chief Executive Officer or any other Officer of the Company shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of members of or with respect to any action of equity holders of any other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other entities.

Section 6.20 Duties of Officers and Directors.

(a) Except as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers and Directors shall be the duty of care and duty of loyalty owed to a corporation organized under DGCL by its officers and directors, respectively, and (ii) the duty of care and duty of loyalty owed to the Members by the Officers and Directors shall be the same as the duty of care and duty of loyalty owed to the stockholders of a corporation under the DGCL by its officers and directors, respectively.

(b) The Board of Directors shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the duly authorized Officers of the Company, and the Board of Directors shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Board of Directors in good faith.

Section 6.21 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any Officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by Law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any Officer or their respective representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Board of Directors or any Officer or their respective representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any Officer or their respective representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 6.22 Manager.

(a) The Manager shall have only the powers expressly set forth herein to designate and remove members of the Board of Directors, fill vacancies on the Board of Directors, determine from time to time the number of Directors which shall constitute the whole Board of Directors, resign and designate a substitute Manager, in each case as provided in this Article VI. To the fullest extent permitted by Law, in exercising its authority under this Agreement, the Manager may, but shall not be obligated to, take into account the consequences to any Member of any action taken (or not taken) by it. Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by Law, the Manager shall owe no duties (including any fiduciary duties) to the Company, any Member or any other Person bound by this Agreement and shall have no liability to the Company, any Member or any other Person bound by this Agreement for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with such decisions. The Manager shall not be responsible or liable to the Company or any Member or other Person bound by this Agreement for the misconduct or negligence of any Director duly appointed by the Manager hereunder.

(b) The Manager may resign at any time by giving notice of such resignation in writing or by electronic transmission to the Board of Directors. Any such resignation shall take effect at the time specified therein. The acceptance of such resignation by the Board of Directors shall not be necessary to make it effective. The Manager may at any time designate a substitute Manager that is a Permitted Oaktree Holder, which substitute Manager shall, upon the later of the acceptance of such designation and the effective date of such resignation of the resigning Manager, be subject to the terms and conditions set forth in this Agreement and be deemed the “Manager” for all purposes hereunder. In the event the Manager resigns and does not designate a substitute Manager in accordance with the terms of this Agreement, a substitute Manager shall be elected by the holders of Units representing a majority of the voting power of all Outstanding Voting Units, voting as a single class.

ARTICLE VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1 Records and Accounting. The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The Company shall maintain books and records for tax and financial reporting purposes on an accrual basis in accordance with U.S. GAAP.

Section 7.2 Fiscal Year. The fiscal year of the Company (each, a “Fiscal Year”) shall be a year ending December 31. The Board of Directors in its sole discretion may change the Fiscal Year at any time and from time to time, in each case as may be required or permitted under the Code or applicable United States Treasury Regulations, and shall notify the Members of such change in the next regular communication by the Company to the Members.

Section 7.3 Reports.

(a) The Company shall use its commercially reasonable efforts to mail or make available to each Record Holder of a Unit, as of a date selected by the Board of Directors, within 120 days after the close of each fiscal year, an annual report containing financial statements of the Company for such Fiscal Year, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors, and such other financial information as the Company deems appropriate.

(b) The Company shall use its commercially reasonable efforts to mail or make available to each Record Holder of a Unit, as of a date selected by the Board of Directors, within 90 days after the close of each Quarter except the last Quarter of each Fiscal Year, a report containing unaudited financial statements of the Company and such other information as may be required by applicable Law or rule of any Securities Exchange on which the Units are listed for trading, or as the Board of Directors determines to be necessary or appropriate.

(c) The Company shall be deemed to have made a report available to each Record Holder of a Unit as required by this Section 7.3 if it has (i) made such report available on any publicly available website maintained by or on behalf of the Company or (ii) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) and such report is publicly available on such system.

ARTICLE VIII

TAX MATTERS

Section 8.1 Tax Returns and Information. The Company shall use its commercially reasonable efforts to timely file all returns of the Company that are required for U.S. federal, state and local income tax purposes on the basis of the accrual method and its Fiscal Year. The Company may, in its sole discretion, furnish to Members estimates of all necessary tax information prior to the availability of definitive tax information; provided, however, that each Member hereby agrees that there can be no assurance that such definitive information will be the same as such estimates, and that the Company shall not be liable to any Member or to any other Person for any information contained in any such estimates or for any differences between such estimates and such definitive information. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 8.2 Tax Elections. The Company shall, in its sole discretion, determine whether to make or refrain from making the election provided for in Section 754 of the Code and any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions.

Section 8.3 Tax Controversies. For taxable periods ending on or before December 31, 2017, the Board of Directors shall designate one Member as the Tax Matters Partner. The initial Tax Matters Partner shall be Oaktree Capital Group Holdings. For taxable periods beginning on or after January 1, 2018, the Board of Directors shall appoint the Partnership Representative. The initial Partnership Representative shall be Oaktree Capital Group Holdings. The Tax Matters Partner, or Partnership Representative, as applicable, is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner, or Partnership Representative, as applicable, and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner, or Partnership Representative, as applicable, to conduct such proceedings.

Section 8.4 Withholding. Notwithstanding any other provision of this Agreement, the Company is authorized to take any action that may be necessary or appropriate to, or cause the Company and other Group Members to, comply with any withholding requirements established under the Code or any other U.S. federal, state or local or non-U.S. Law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Section 5.3, Section 2.2 of the Series A Preferred Unit Designation, the provisions of any other Unit Designation relating to distributions with respect to the Units established by such Unit Designation or Section 9.3 in the amount of such withholding from such Member.

Section 8.5 Election to be Treated as a Corporation. Notwithstanding anything to the contrary contained herein, if the Board of Directors determines in its sole discretion that it is no longer in the best interests of the Company to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to treat the Company as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes. In the event that the Board of Directors determines that the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Member shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership.

ARTICLE IX

DISSOLUTION AND LIQUIDATION

Section 9.1 Dissolution. The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up:

(a) upon an election to dissolve the Company by the Board of Directors that is approved by the holders of Units representing a majority of the voting power of all Outstanding Voting Units;

(b) upon the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(c) at any time when there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 9.2 Liquidator. Upon dissolution of the Company, the Board of Directors shall select one or more Persons (which may be the Board of Directors or a Member) to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of Units representing a majority of the voting power of all Outstanding Voting Units. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of Units representing a majority of the voting power of all Outstanding Voting Units. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of Units representing a majority of the voting power of all Outstanding Voting Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article IX, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 9.3 Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) Subject to Section 9.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator may determine. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 9.3(c) to have received cash equal to its fair market value as determined by the Board of Directors or the Liquidator in its sole discretion, and contemporaneously therewith appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable period of time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 9.2) and amounts owed to Members otherwise than in respect of their distribution rights under Article V. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it deems appropriate or establish a reserve of cash or other assets to provide for its payment.

(c) Subject to the terms of any Unit Designation, all property and all cash in excess of that required to discharge liabilities as provided in Section 9.3(b) shall be distributed to the Members in accordance with their respective Percentage Interests as of a Record Date selected by the Liquidator.

Section 9.4 Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 9.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.

Section 9.5 Return of Contributions. Neither the Manager nor any Director or Officer shall be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 9.6 Waiver of Partition. To the maximum extent permitted by Law, each Member hereby waives any right to partition of the Company property.

Section 9.7 Capital Account Restoration. No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE X

AMENDMENT OF AGREEMENT

Section 10.1 General. Except as provided in Sections 10.2 and 10.3, the Board of Directors may amend any of the terms of this Agreement, but only in compliance with the terms, conditions and procedures set forth in this Section 10.1. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. If an amendment to any provision of this Agreement other than pursuant to Section 10.3 has been proposed by or with the consent of the Board of Directors, then the Board of Directors shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (a) call a meeting of the Members entitled to vote in respect thereof for the consideration of such amendment or (b) seek the written consent of such Members. Such meeting shall be called and held upon notice in accordance with Article XII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by holders of Units representing a majority of the voting power of all Outstanding Voting Units, unless a greater percentage is required under this Agreement or by the Delaware Act.

Section 10.2 Specified Amendments.

(a) Notwithstanding the provisions of Sections 10.1 and 10.3, no provision of this Agreement that establishes a percentage of the voting power of Outstanding Voting Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Units whose aggregate Outstanding Voting Units represent not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 10.1 and 10.3, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 10.2(c), (ii) change Section 9.1(a), (iii) change the term of the Company or (iv) except as set forth in Section 9.1(a), give any Person the right to dissolve the Company.

(c) Except as provided in Sections 10.3 and 11.3, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Units in relation to other classes or series of Units must be approved by the holders of not less than a majority of the Outstanding Units of the class or series affected. The issuance by the Company of securities having rights superior to those of Outstanding Units or Units having a dilutive effect on Outstanding Units shall not be deemed to have material adverse effect on the rights or preferences of any class or series of Units.

(d) Notwithstanding Section 10.1, the affirmative vote of the holders of Units representing at least two-thirds of the voting power of all Outstanding Voting Units shall be required to alter or amend any provision of this Section 10.2.

Section 10.3 Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 10.1, each Member agrees that the Board of Directors, without the approval of any Member or any other Person, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b) the admission, substitution, resignation or removal of Members or the Manager in accordance with this Agreement;

(c) a change that the Board of Directors determines in its sole discretion to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;

(d) a change that the Board of Directors determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(e) a change that the Board of Directors in its sole discretion determines (i) does not adversely affect the Members considered as a whole (including any particular class or series of Units as compared to other classes or series of Units) in any material respect, (ii) to be necessary, desirable or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Delaware Act), (iii) to be necessary, desirable or appropriate to facilitate the trading of Units (including the division of any class or classes or series of Outstanding Units into different classes or series to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any rule, regulation, guideline or requirement of any Securities Exchange on which Units are or will be listed for trading, (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 3.12 or (v) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f) a change in the Fiscal Year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary, desirable or appropriate as a result of a change in the Fiscal Year or taxable year of the Company;

(g) an amendment that the Board of Directors determines, based on advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, Officers, trustees or agents from having a material risk of being in any manner subjected to the provisions of the Investment Company Act or the Investment Advisers Act of 1940, as amended, or Title I of ERISA, Section 4975 of the Code or any applicable Similar Law currently applied or proposed;

(h) an amendment that the Board of Directors determines in its sole discretion to be necessary or appropriate in connection with the authorization or issuance of any class or series of Units pursuant to Section 4.6 and the admission of Additional Members;

(i) an amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone (including pursuant to Sections 3.6(c) or 5.2(b));

(j) an amendment effected, necessitated or contemplated by a Merger Agreement or Plan of Conversion approved in accordance with Section 11.3;

(k) an amendment that the Board of Directors determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Sections 2.4 or 6.1(a);

(l) an amendment effected, necessitated or contemplated by an amendment to the Oaktree Operating Group Partnership Agreements that requires a holder of an Oaktree Operating Group Unit to provide a statement, certification or other proof of evidence to the Oaktree Operating Group Partnership regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Oaktree Operating Group Partnerships;

(m) a merger, conversion, conveyance or other business combination pursuant to Section 11.3(d), including an amendment permitted pursuant to Section 11.5; or

(n) any other amendment substantially similar to one or more of the foregoing.

Section 10.4 Amendments to the Terms of Preferred Units. Notwithstanding anything to the contrary, the holders of a class or series of Preferred Units shall have no voting, approval or consent rights under this Article X, except as may be specified in the Unit Designation related to such class or series of Preferred Units. Except as may be provided in the Unit Designation related to a class or series of Preferred Units, the issuance by the Company of securities having rights superior to those of a class or series of Outstanding Preferred Units or Units having a dilutive effect on a class or series of Outstanding Preferred Units shall not be deemed to have a material adverse effect on the rights or preferences of such class or series of Preferred Units.

ARTICLE XI

MERGER, CONSOLIDATION OR CONVERSION

Section 11.1 Authority. The Company may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), or convert into any such entity, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger, consolidation or other business combination (a “Merger Agreement”), or a written plan of conversion (a “Plan of Conversion”), as the case may be, in accordance with this Article XI.

Section 11.2 Procedure for Merger, Consolidation, Conversion or Other Business Combination. Merger, consolidation, conversion or other business combination of the Company pursuant to this Article XI requires the prior consent of the Board of Directors; provided, however, that to the fullest extent permitted by Law, the Board of Directors shall have no duty or obligation to consent to any merger, consolidation, conversion or other business combination of the Company and, to the fullest extent permitted by Law, may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement and, in declining to consent to a merger, consolidation, conversion or other business combination, shall not be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other Law or at equity. If the Board of Directors shall determine, in the exercise of its sole discretion, to consent to the merger, consolidation or other business combination, the Board of Directors shall approve the Merger Agreement or Plan of Conversion, which shall set forth:

(a) the names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate, convert or combine;

(b) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation, conversion or other business combination (the “Surviving Business Entity”);

(c) the terms and conditions of the proposed merger, consolidation, conversion or other business combination;

(d) the manner and basis of converting or exchanging the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any interests in or securities or rights of any constituent business entity are not to be converted or exchanged solely for, or into, cash, property or interests in or rights, securities or obligations of the Surviving Business Entity, the cash, property or interests in or rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive upon conversion of, or in exchange for, their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests in or rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation, conversion or other business combination;

(f) the effective time of the merger, consolidation, conversion or other business combination, which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 11.4 or a later date specified in or determinable in accordance with the Merger Agreement or Plan of Conversion; provided, that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein; and

(g) such other provisions with respect to the proposed merger, consolidation, conversion or other business combination that the Board of Directors determines in its sole discretion to be necessary or appropriate.

Section 11.3 Approval by Members of Merger, Consolidation, Conversion or Other Business Combination.

(a) Except as provided in Section 11.3(d), the Board of Directors, upon its approval of the Merger Agreement or Plan of Conversion, shall direct that the Merger Agreement or Plan of Conversion, as applicable, and the merger, consolidation, conversion or other business combination contemplated thereby be submitted to a vote of the Members, whether at an annual meeting or special meeting, in either case in accordance with the requirements of Article XII. A copy or a summary of the Merger Agreement or Plan of Conversion shall be included in or enclosed with the notice of meeting.

(b) Except as provided in Section 11.3(d), the Merger Agreement or Plan of Conversion and the merger, consolidation, conversion or other business combination contemplated thereby shall be approved upon receiving the affirmative vote of the holders of a majority of the voting power of Outstanding Voting Units.

(c) Except as provided in Section 11.3(d), after such approval by vote of the Members, and at any time prior to the filing of the certificate of merger, consolidation, conversion or similar certificate pursuant to Section 11.4, the merger, consolidation, conversion or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement, or the Plan of Conversion, as the case may be.

(d) Notwithstanding anything else contained in this Article XI or in this Agreement, the Board of Directors may, without Member approval, (i) convert the Company or any Group Member into a new limited liability entity or (ii) merge the Company or any Group Member into, or convey all of the Company’s assets to, another limited liability entity, which entity shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company or other Group Member; provided, that (A) the Company has received an Opinion of Counsel that the merger or conveyance, as the case may be, will not result in the loss of the limited liability of any Member, (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (C) the governing instruments of the new entity provide the Members and the Board of Directors with substantially the same rights and obligations as are herein contained.

(e) Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article XI, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries or any other similar transaction or event.

(f) Without the approval of any Member, the Board of Directors may, at any time, cause the Company to implement a reorganization whereby a Delaware statutory trust (the “Trust”) would hold all Outstanding Class A Units and the Record Holder of each Class A Unit would receive, in exchange for such Class A Unit, a common share of the Trust which would represent one beneficial interest in the Trust, and each common share of the Trust would correspond to one underlying Class A Unit; provided, however, that the Board of Directors shall not implement such a trust structure if, in its sole discretion, it determines that such reorganization would be taxable or otherwise alter the benefits or burdens of ownership of the Class A Units, including altering a Member’s allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. The Board of Directors will also be required to implement the reorganization in such a manner that the reorganization does not have a material effect on the voting or economic rights of Class A Units and Class B Units.

Section 11.4 Certificate of Merger, Conversion or Consolidation. Upon the required approval by the Board of Directors and the Members of a Merger Agreement or Plan of Conversion and the merger, consolidation, conversion or business combination contemplated thereby, a certificate of merger, conversion or consolidation or similar certificate shall be executed and filed with the Secretary of State of the State of Delaware and any other applicable Governmental Entity in conformity with the requirements of the Delaware Act and other applicable Law.

Section 11.5 Amendment of Operating Agreement. Pursuant to Section 18-209(f) of the Delaware Act, and notwithstanding Article X hereof, an agreement of merger, consolidation or other business combination approved in accordance with this Article XI may (a) effect any amendment to this Agreement or (b) effect the adoption of a new operating agreement for a limited liability company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 11.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

Section 11.6 Preferred Units. Notwithstanding anything to the contrary, holders of a class or series of Preferred Units shall have no voting, approval or consent rights under this Article XI, except as may be specified in the Unit Designation related to such class or series of Preferred Units.

ARTICLE XII

MEMBER MEETINGS

Section 12.1 Member Meetings.

(a) All acts of Members to be taken hereunder shall be taken in the manner provided in this Article XII. Meetings of the Members holding any class or series of Units may be called only by a majority of the Board of Directors, or with respect to holders of Voting Preferred Units, as provided in the Unit Designation relating to such Voting Preferred Units. For the avoidance of doubt, the Class A Units and Class B Units shall not constitute separate classes for this purpose. A meeting shall be held at a time and place determined by the Board of Directors in its sole discretion on a date not less than 10 calendar days nor more than 60 calendar days after the mailing of notice of the meeting.

(b) In the event that Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Operating Group Units, all elections of Directors shall be by written ballots. Unless otherwise provided by resolution of the Board of Directors, such requirement of a written ballot may be satisfied by a ballot submitted by electronic transmission; provided, that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the Member or proxyholder.

(c) For so long as Permitted Oaktree Holders collectively hold 10% or more of the issued and outstanding Oaktree Operating Group Units, the Company shall not be required to have an annual meeting unless otherwise required by applicable Law. In the event that Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Operating Group Units and the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the last annual meeting, it is the intent of the parties that no annual meeting be held for that year. In such situations, the Board of Directors will cause the Company to provide notice to all Members entitled to vote in the election of Directors as to the manner in which the election shall be conducted and the procedure that such Member must comply with in order to vote in the election of Directors.

Section 12.2 Notice of Meetings of Members. Notice, stating the place, day and hour of any annual or special meeting of the Members, as determined by the Board of Directors, and (a) in the case of a special meeting of the Members, the purpose or purposes for which the meeting is called or (b) in the case of an annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the Members, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Section 14.1, to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by the Delaware Act. Only such business shall be conducted at a meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of the Members may be postponed, and any meeting of the Members may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the Members.

Section 12.3 Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members or to give approvals without a meeting as provided in Section 12.8, the Board of Directors may set a Record Date, which shall not be less than 10 calendar days nor more than 60 calendar days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Board of Directors to give such approvals. If no Record Date is fixed by the Board of Directors, then (i) the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day immediately preceding the day on which notice is given and (ii) the Record Date for determining the Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in accordance with Section 12.8. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.

Section 12.4 Adjournment. In the absence of a quorum, any meeting of Members may be adjourned from time to time by the affirmative vote of Members holding at least a majority of the voting power of the Outstanding Units entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in this Section 12.4. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XII.

Section 12.5 Waiver of Notice; Approval of Meeting. The transactions of any meeting of Members, however called and noticed, and whenever held, shall be as valid as if they had occurred at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except (a) when the Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened, and (b) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 12.6 Quorum; Required Vote for Member Action; Voting for Directors.

(a) The Members holding a majority of the voting power of the Outstanding Units of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of the Members of such class or classes or series unless any such action by the Members requires approval by Members holding a greater percentage of the voting power of such Units, in which case the quorum shall be such greater percentage. For the avoidance of doubt, the Class A Units and Class B Units shall not constitute separate classes for this purpose.

(b) At any meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Members holding Outstanding Units that in the aggregate represent a majority of the voting power of the Outstanding Units entitled to vote at such meeting and which are present in person or by proxy at such meeting shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to a matter under the Delaware Act, under the rules of any Securities Exchange on which the Units are listed for trading, or under the provisions of this Agreement, in which case the act of the Members holding Outstanding Units that in the aggregate represent at least such greater or different percentage of the voting power shall be required. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Units specified in this Agreement.

(c) In the event that Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Operating Group Units, Directors shall be elected by a plurality of the votes cast for a particular position.

Section 12.7 Conduct of a Meeting. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XII, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the revocation of approvals, proxies and votes in writing.

Section 12.8 Action Without a Meeting. Any action that may be taken at a meeting of Members may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Members holding not less than the minimum percentage of the voting power of the Outstanding Voting Units that would be necessary to authorize or take such action at a meeting at which all the Members entitled to vote at such meeting were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any Securities Exchange on which the Units or a class or series thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such Securities Exchange shall govern). Reasonable notice of the taking of action without a meeting shall be given to the Members who would have been entitled to vote on such action and who have not approved in writing. The Board of Directors may specify that a written ballot, if any, submitted to Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Board of Directors in its sole discretion. If a ballot returned to the Company does not vote all of the Units held by a Member, the Units held by such Member and not voted on such ballot shall be deemed to have been voted in the same manner and in the same proportions as the voted Units. If approval of the taking of any action by the Members is solicited by any Person other than by or on behalf of the Board of Directors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in the care of the Secretary or another Officer designated by the Board of Directors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Company and (c) an Opinion of Counsel is delivered to the Company to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter is permissible under the state statutes then governing the rights, duties and liabilities of the Company and the Members. Nothing contained in this Section 12.8 shall be deemed to require the Board of Directors to solicit all Members in connection with a matter approved by Members holding the requisite percentage of the voting power of the Outstanding Voting Units acting by written consent without a meeting.

Section 12.9 Voting and Other Rights.

(a) Only those Record Holders of Units on the Record Date set pursuant to Section 12.3 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Voting Units have the right to vote or to act (including the giving of approval in writing). All references in this Agreement to votes of, or other acts that may be taken by, the holders of Outstanding Voting Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Units on such Record Date. For the avoidance of doubt, the provisions of this Section 12.9 (as well as the other provisions of this Agreement) are subject to the provisions of Section 3.4.

(b) With respect to Outstanding Voting Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Units are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Units in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry.

Section 12.10 Proxies and Voting.

(a) On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable Law. Any such proxy shall be filed in accordance with the procedure established for the meeting. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b) The Company may, and to the extent required by applicable Law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the Person presiding at the meeting may, and to the extent required by applicable Law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballot shall be counted by a duly appointed inspector or inspectors.

(c) With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

ARTICLE XIII

RIGHT TO ACQUIRE UNITS

Section 13.1 Right to Acquire Units. Notwithstanding any other provision of this Agreement, if at any time less than 10% of the total Units of any series or class then Outstanding are held by Persons other than the Principals and Persons Controlled by the Principals, the Company shall then have the right, which right it may assign and transfer in whole or in part to any Affiliate, exercisable in its sole discretion, to purchase all, but not less than all, of such Units of such series or class then Outstanding held by Persons other than the Principals and Persons Controlled by the Principals, at the greater of (a) the Current Market Price as of the date three days prior to the date that the notice described in Section 13.2 is mailed and (b) the highest price paid by the Company or any of its Affiliates for any Unit of such series or class purchased during the 90-day period preceding the date that the notice described in Section 13.2 is mailed.

Section 13.2 Notice of Election to Purchase. If the Company or any Affiliate elects to exercise the right to purchase Units of any series or class granted pursuant to Section 13.1, the Company shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to send by registered or certified mail, postage prepaid, or overnight courier of national reputation, a copy of such Notice of Election to Purchase to the Record Holders of Units of such series or class (as of a Record Date selected by the Company) at least 10, but not more than 60, days prior to the date selected by the Company to purchase the Units (the “Purchase Date”). Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and circulated in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 13.1) at which Units will be purchased and state that the Company or its Affiliate, as the case may be, elects to purchase such Units (in the case of Units evidenced by Certificates, upon surrender of Certificates representing such Units) in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify or as may be required by any Securities Exchange on which such Units are listed for trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at its address as reflected on the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the Record Holder receives such notice. On or prior to the Purchase Date, the Company or its Affiliate, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Units to be purchased in accordance with this Section 13.2. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Units (including any rights pursuant to Articles IV, V, VII, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 13.1) for Units therefor, without interest (in the case of Units evidenced by Certificates, upon surrender to the Transfer Agent of the Certificates representing such Units) and such Units shall thereupon be deemed to be transferred to the Company or its Affiliate, as the case may be, on the record books of the Transfer Agent, and the Company or its Affiliate, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including all rights as owner of such Units pursuant to Articles IV, V, VII and XII).

ARTICLE XIV

GENERAL PROVISIONS

Section 14.1 Addresses and Notices.

(a) Unless otherwise specified herein, any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or other means of written communication to the Member at the address described below. Any notice, payment in the form of a check, demand, request, report or proxy materials to be given or made to a Member in respect of any Units hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice, demand, request, report or proxy materials or to make such payment shall be deemed conclusively to have been fully satisfied, upon the sending of such notice, payment, demand, request, report or proxy materials to the Record Holder of such Units at its address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Units by reason of any assignment or otherwise.

(b) An affidavit or certificate of making of any notice, demand, request, report or proxy materials in accordance with the provisions of this Section 14.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report or proxy materials. If any notice, demand, request, report or proxy materials given or made in accordance with this Section 14.1 is returned marked to indicate that such notice, demand, request, report or proxy materials was unable to be delivered, then such notice, demand, request, report or proxy materials, and in the case of notice, demand, request, report or proxy materials returned by the United States Postal Service or overnight courier of national reputation (or other physical mail delivery service outside of the United States of America), any subsequent notice, demand, request, report or proxy materials, shall be deemed to have been duly given or made without further mailing (until a reasonable period after such time as such Member or another Person notifies the Transfer Agent or the Company in writing of a change in such Member’s address) or other delivery if it is available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, demand, request, report or proxy materials to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors and any Officer may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by the Board of Directors or such Officer to be genuine.

Section 14.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 14.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnified Persons and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.

Section 14.4 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 14.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 14.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 14.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit pursuant to Section 3.1(a), without execution hereof.

Section 14.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely therein.

Section 14.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 14.10 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 14.11 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of an Officer or Transfer Agent on Certificates is expressly permitted by this Agreement.

Section 14.12 Effectiveness of Amendment. The amendment and restatement of the Third Amended Agreement into this Agreement shall take effect on May 17, 2018.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Members:

OAKTREE CAPITAL GROUP, LLC, as attorney-in-fact for the Members of the Company

By:	/s/ Todd Molz
Name: Todd Molz
Title: General Counsel and Chief
Administrative Officer

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director Associate General Counsel

Manager:

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Todd Molz
Name: Todd Molz
Title: General Counsel and Chief
Administrative Officer

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director Associate General
Counsel

[Oaktree Capital Group, LLC Fourth Amended and Restated Operating Agreement]

EXHIBIT 1

UNIT DESIGNATION WITH RESPECT TO UNITS ISSUED IN 2015 MANDATORY EXCHANGE

OAKTREE CAPITAL GROUP, LLC

UNIT DESIGNATION

WITH RESPECT TO UNITS ISSUED IN 2015 MANDATORY EXCHANGE

This Unit Designation (this “Unit Designation”), dated as of November 16, 2015, is made by Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined in this Unit Designation shall have the meanings ascribed to such terms in the Third Amended and Restated Operating Agreement of the Company, dated as of August 31, 2011 (as amended through the date hereof, the “Operating Agreement”).

WHEREAS, pursuant to Section 4.6(a) of the Operating Agreement, the Company has the authority to issue any number of Units, and options, rights, warrants and appreciation rights relating to such Units, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Member or any other Person;

WHEREAS, pursuant to Section 4.6(b) of the Operating Agreement, such additional Units may be issued with such designations, preferences, rights, powers and duties as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 6.1 of the Operating Agreement, including, among other things, the terms and conditions upon which such Units will be issued or transferred;

WHEREAS, pursuant to Section 4.6(c) of the Operating Agreement, the Board of Directors is authorized to take all actions that it determines to be necessary or appropriate in connection with, and shall determine in its sole discretion the rights relating to, the issuance of additional Units and options, rights, warrants and appreciation rights relating to Units; and

WHEREAS, the Board of Directors has approved this Unit Designation to apply to Class A Units of the Company that are issued in a mandatory exchange effective as of the date hereof of limited partnership units (“OCGH Units”) of Oaktree Capital Group Holdings, L.P. (“OCGH”) by the limited partners of OCGH (the “2015 Mandatory Exchange”);

NOW, THEREFORE, the Company hereby approves and authorizes the Unit Designation on the terms and conditions set forth herein.

1. Additional Units. The Company authorizes the issuance of Class A Units (the “2015 Mandatory Exchange Units”) to limited partners of OCGH in the 2015 Mandatory Exchange pursuant to the terms set forth herein and in accordance with the Operating Agreement, and each Person to whom 2015 Mandatory Exchange Units are issued, if not already a Member, shall thereupon become a Member in accordance with and subject to the terms of the Operating Agreement and this Unit Designation.

2. Restrictions on Transfer. As used in this Unit Designation, the term “transfer” shall have the meaning given to it in the Operating Agreement. Notwithstanding any other provision of the Operating Agreement, no Person to whom 2015 Mandatory Exchange Units are issued (each, a “2015 Mandatory Exchange Member”) may, without the prior written consent of the Company (which consent may be withheld in the Company’s sole discretion), transfer any 2015 Mandatory Exchange Units, except as permitted below in this Section 2 and otherwise in accordance with the terms and conditions of the Operating Agreement:

a. the 2015 Mandatory Exchange Units shall be subject to a restriction on transfer by the 2015 Mandatory Exchange Members that shall, as to each 2015 Mandatory Exchange Member, lapse with respect to one-twelfth of the 2015 Mandatory Exchange Units issued to such 2015 Mandatory Exchange Member on the second business day after the Company publicly releases its quarterly earnings results with respect to (A) the Company’s fourth fiscal quarter of 2015 and (B) each fiscal quarter of the Company thereafter, with the result that such transfer restriction will lapse in its entirety on the second business day after the Company publicly releases its quarterly earnings results with respect to the Company’s third fiscal quarter for 2018; and

b. for each unvested OCGH Unit held by a 2015 Mandatory Exchange Member that is exchanged in the 2015 Mandatory Exchange, such 2015 Mandatory Exchange Unit that is issued to such 2015 Mandatory Exchange Member in respect thereof will be subject to the same vesting periods and conditions, forfeiture provisions and other similar terms and conditions applicable to such unvested OCGH Unit pursuant to the terms of the grant thereof.

c. each 2015 Mandatory Exchange Member who provides (or has provided) services to the Company or any of its Affiliates shall not transfer any 2015 Mandatory Exchange Units issued to such Member unless (1) such Member is at least 65 years old in age at the time of such transfer, (2) such transfer would occur after the first anniversary of the effective date as of which such Member permanently ceased to provide services to the Company and its Affiliates, or (3) after giving effect to such transfer, the remaining number of 2015 Mandatory Exchange Units and OCGH Units held by such Member is at least equal to the number that is 25% of the number of OCGH Units that were issued to such Member on or after January 1, 2014 (“Post-2013 OCGH Units”) and that have vested at the time of such transfer (with the calculation of such vesting taking into account any vesting that has occurred in respect of 2015 Mandatory Exchange Units issued to such Member in exchange for Post-2013 OCGH Units).

3. No Limitation. For the avoidance of doubt, nothing in this Unit Designation supersedes or limits in any way any additional transfer restrictions to which a 2015 Mandatory Exchange Member may otherwise be subject under the Operating Agreement, any equity plan, award or grant or other agreement, or any applicable policies of the Company to which such 2015 Mandatory Exchange Member may be subject.

4. Effectiveness. Pursuant to Section 4.6(b) of the Operating Agreement, this Unit Designation (or any action of the Board of Directors amending this Unit Designation) shall be effective when a duly executed original of the same is delivered to the Secretary for inclusion in the permanent records of the Company, and shall be annexed to, and constitute a part of, the Operating Agreement.

5. Conflicts. To the extent that any provision of this Unit Designation conflicts or is inconsistent with the Operating Agreement, the terms of this Unit Designation shall control.

6. Governing Law. This Unit Designation shall be governed by and interpreted in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely therein.

7. Severability. If any provision of this Unit Designation is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Page Follows]

2

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Todd Molz
	Name:	Todd Molz
	Title:	General Counsel and Chief Administrative Officer

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director Associate General Counsel

EXHIBIT 2

UNIT DESIGNATION WITH RESPECT TO THE SERIES A PREFERRED UNITS

EXHIBIT A

OAKTREE CAPITAL GROUP, LLC

UNIT DESIGNATION WITH RESPECT TO THE

SERIES A PREFERRED UNITS

This Unit Designation (as it may be amended, supplemented or restated from time to time, this “Unit Designation”), dated as of May 17, 2018, is made by Oaktree Capital Group, LLC (the “Company”). Capitalized terms used but not defined in this Unit Designation shall have the meanings ascribed to such terms in the Fourth Amended and Restated Operating Agreement of the Company, dated as of May 17, 2018 (as it may be amended, supplemented or restated from time to time, the “Operating Agreement”).

WHEREAS, pursuant to Section 4.6(a) of the Operating Agreement, the Company has the authority to issue any number of Units, and options, rights, warrants and appreciation rights relating to such Units, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Member or any other Person;

WHEREAS, pursuant to Section 4.6(b) of the Operating Agreement, such additional Units may be issued with such designations, preferences, rights, powers and duties as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 6.1 of the Operating Agreement, including, among other things, the terms and conditions upon which such Units will be issued or transferred;

WHEREAS, pursuant to Section 4.6(c) of the Operating Agreement, the Board of Directors is authorized to take all actions that it determines to be necessary or appropriate in connection with, and shall determine in its sole discretion the rights relating to, the issuance of additional Units and options, rights, warrants and appreciation rights relating to Units; and

WHEREAS, the Board of Directors determined it advisable and in the best interest of the Company and its Members to establish a committee of the Board of Directors to designate the Series A Preferred Units as a new class of Preferred Units, and the terms of the Series A Preferred Units, as set forth in this Unit Designation, have been duly approved in accordance with the Operating Agreement;

NOW, THEREFORE, the Company hereby approves and authorizes this Unit Designation on the terms and conditions set forth herein.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Unit Designation. Capitalized terms used but not defined herein shall have the meanings given to them in the Operating Agreement.

“2011 Incentive Plan” means the 2011 Oaktree Capital Group, LLC Equity Incentive Plan, as amended, restated, supplemented or otherwise modified from time to time, and any successor or similar plan.

“Below Investment Grade Rating Event” means (x) the rating on any series of the Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding or no Oaktree Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is lowered by either of the Rating Agencies in respect of a Change of Control and (y) any series of the Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding or no Oaktree Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is rated below Investment Grade by both Rating Agencies on any date from the date of the public notice by the Company of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of any series of the Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding or no Oaktree Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control.

“Business Day” means any day that is not a Saturday, Sunday or other day in which banking institutions in New York City are authorized or required by law to close.

“Change of Control” means the occurrence of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets (other than any CLO Subsidiaries) of the Oaktree Issuer Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, or any successor provision), other than to a Continuing Oaktree Person; or

(b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Oaktree Person, becomes (i) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a majority of the controlling interests in (A) the Company or (B) one or more entities that, as of the relevant time, is a guarantor to any series of Oaktree Senior Notes comprising all or substantially all of the assets of the Oaktree Issuer Group and (ii) entitled to receive a Majority Economic Interest in connection with such transaction.

For the avoidance of doubt, the failure of the Permitted Oaktree Holders to collectively hold at least 10% of the issued and outstanding Oaktree Capital Group Units shall not, in and of itself, be deemed to be a “Change of Control.”

“Change of Control Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“CLO” means a collateralized loan obligation vehicle or similar debt securitization vehicle or entity.

“CLO Subsidiary” means, at any time, (i) any Subsidiary that (x) manages or has been established to manage one or more CLOs or (y) is an affiliate of a Subsidiary described in clause (x) that purchases or otherwise acquires and/or retains securities, obligations or other interests in such CLO for the purpose of, among other things, satisfying (including on a prospective basis) any applicable risk retention laws, rules, regulations, guidelines, technical standards or guidance of any Governmental Entity and (ii) any Subsidiary of a Subsidiary described in the preceding clause (i). For the avoidance of doubt, the assets and obligations of any CLO Subsidiary will not be deemed to include the assets and obligations of any CLO such CLO Subsidiary may manage, except to the extent of any ownership of securities or obligations issued by, or other interests in, such CLO held by the CLO Subsidiary.

2

“Continuing Oaktree Person” means, immediately prior to and immediately following any relevant date of determination, (a) an individual who is a Senior Executive, (b) an individual who is an executive or other employee of the Company and/or its Subsidiaries who, as of any date of determination, has devoted substantially all of his or her business and professional time to the activities of the Company or any of its Subsidiaries during the 12 month period immediately preceding such date (each such person, an “Executive”), (c) Oaktree Capital Group Holdings GP, LLC, Oaktree Capital Group Holdings or any other Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the Voting Units, (d) any Person that is a family member of such individual or individuals, (e) any trust, foundation or other estate planning vehicle for which such individual acts as a trustee or beneficiary (any Person referred to in clause (c), (d) or (e) is referred to as a “Related Party”), or (f) or any Trust or any other entity that acquires all of the Company’s outstanding Class A units in exchange for common equity interests in such entity immediately following which acquisition the former holders of Class A units and other Continuing Oaktree Persons collectively are the Beneficial Owners, directly or indirectly, of a majority of the controlling interests in the Company (any such trust or entity, an “Eligible Holding Entity”). Notwithstanding the foregoing, Oaktree Capital Group Holdings GP, LLC, Oaktree Capital Group Holdings, any Eligible Holding Entity, each of the Senior Executives and any Related Party of such Senior Executive and each of the Executives and any Related Party of such Executive shall be deemed to be a Continuing Oaktree Person.

“Dissolution Event” means an event giving rise to the dissolution of the Company in accordance with Section 9.1 of the Operating Agreement.

“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing with respect to the Series A Preferred Units, on September 15, 2018.

“Distribution Period” means the period from and including a Distribution Payment Date to, but excluding, the next Distribution Payment Date, except that the initial Distribution Period with respect to the Series A Preferred Units shall commence on and includes May 17, 2018.

“Executive” has the meaning set forth in Section 1.1 of this Unit Designation in the definition of “Continuing Oaktree Person.”

“Eligible Holding Entity” has the meaning set forth in Section 1.1 of this Unit Designation in the definition of “Continuing Oaktree Person.”

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Gross Ordinary Income” means the Company’s gross income excluding any gross income attributable to the sale or exchange of “capital assets” as defined in Section 1221 of the Code. Allocations to Series A Holders of Gross Ordinary Income shall consist of a proportionate share of each Company item of Gross Ordinary Income for such Fiscal Year in accordance with each such holder’s Percentage Interest with respect to such holder’s Series A Preferred Units.

“Group” has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate a series of the Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Company) for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Junior Units” means Class A Units, Class B Units and any other equity securities that the Company may issue after May 17, 2018 ranking, as to the payment of distributions, junior to the Series A Preferred Units.

“Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or partnership allocations (whether such right or entitlement results from the ownership of partner or other equity interests, securities, instruments or agreements of any kind) made to all holders of equity interests in the Oaktree Issuer Group (other than to entities within the Oaktree Issuer Group).

3

“Nonpayment” has the meaning set forth in Section 2.7(a) of this Unit Designation.

“Oaktree Group” means (i) the Manager and its Affiliates, including their respective general partners, members and limited partners, (ii) the Oaktree Operating Group and its Affiliates, including their respective general partners, members and limited partners, (iii) with respect to each Principal, such Principal and such Principal’s Group, and (iv) any former or current director, executive officer, officer, investment professional, or other employee of the Oaktree Operating Group (or such other entity controlled, directly or indirectly, by a member of the Oaktree Operating Group) and any member of such Person’s Group.

“Oaktree Issuer Group” means the Company, the members of the Oaktree Operating Group and any other entity that, as of the relevant time, is a guarantor to any series of Oaktree Senior Notes, and their direct and indirect Subsidiaries (to the extent of their economic ownership interest in such Subsidiaries), taken as a whole.

“Oaktree Operating Group” means, for the purpose of this Unit Designation, collectively, (a) as of May 17, 2018, Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree Investment Holdings, L.P. and Oaktree AIF Investments, L.P., each a Delaware limited partnership, and Oaktree Capital Management (Cayman), L.P., a Cayman Islands exempted limited partnership, and (b) any other subsidiary of the Company (whether now existing or hereafter formed) that is designated from time to time as part of the Oaktree Operating Group by the Board of Directors and that either (i) acts as or Controls the general partners and investment advisers of the Investment Funds or (ii) holds interests in other entities or investments generating income for the Company.

“Oaktree Senior Notes” means (i) the 3.91% Senior Notes, Series A, due 2024 issued by Oaktree Capital Management, L.P., (ii) the 4.01% Senior Notes, Series B, due 2026 issued by Oaktree Capital Management, L.P., (iii) the 4.21% Senior Notes, Series C, due 2029 issued by Oaktree Capital Management, L.P., (iv) the 3.69% Senior Notes due 2031 issued by Oaktree Capital Management, L.P., (v) the 3.78% Senior Notes due 2032 issued by Oaktree Capital Management, L.P. and any similar series of senior unsecured debt securities, in each case, guaranteed by Oaktree Capital I, L.P., Oaktree Capital II, L.P. and Oaktree AIF Investments, L.P., each of which is a member of the Oaktree Operating Group.

“Operating Agreement” has the meaning set forth in the preamble.

“Parity Units” means any Company Units, including Preferred Units, that the Company has authorized or issued or may authorize or issue, the terms of which provide that such securities shall rank equally with the Series A Preferred Units with respect to payment of distributions and distribution of assets upon a Dissolution Event.

“Permitted Distribution” means each of the following: (A) Tax Distributions (as defined in the operating agreements of the members of the Oaktree Operating Group) received, directly or indirectly, from the Oaktree Operating Group in accordance with the terms of the operating agreements of the members of the Oaktree Operating Group as in effect on May 17, 2018, (B) the net unit settlement of equity-based awards granted under the 2011 Equity Incentive Plan in order to satisfy associated tax obligations (C) exchanges of Common Units of the Company and/or its Subsidiaries in connection with the exchange of units of Oaktree Capital Group Holdings for Common Units or equity interests of the Company’s Subsidiaries under the Exchange Agreement, (D) purchases pursuant to put or call arrangements with current or former Senior Executives, employees or service partners entered into in good faith in connection with the provision of personal services, (E) distributions of incentive compensation to current or former Senior Executives, employees or service partners in respect of their “points” interests in the Company’s Subsidiaries, (F) distributions, directly or indirectly, to the Company, its Subsidiaries or Oaktree Capital Group Holdings to enable the Company, its Subsidiaries or Oaktree Capital Group Holdings to pay expenses or satisfy other obligations (other than obligations in respect of distributions or purchases of Junior Units that would not otherwise be Permitted Distributions), (G) redemptions of Common Units pursuant to provisions of the Operating Agreement as in effect on May 17, 2018, (H) purchases in connection with the settlement of a bona fide forward purchase or accelerated Unit repurchase arrangement with a third party financial institution that is entered into before the start of the applicable Distribution Period, (I) payments made on redemption or conversion of convertible notes or convertible preferred equity or the entry into or settlement of call options, bond hedges and/or warrants to

4

hedge the Company’s exposure in connection with the issuance of the convertible notes or convertible preferred equity, (J) distributions paid in, or exchanges of Junior Units or Oaktree Capital Group Holdings units for, Junior Units or options, warrants or rights to subscribe for or purchase Junior Units or distributions or purchases paid, directly or indirectly, with proceeds from the substantially concurrent sale of Junior Units and (K) distributions, directly or indirectly, to Oaktree Capital Group Holdings or its successor to enable it to (1) make distributions in respect of any outstanding Oaktree Capital Group Holdings equity value units, and (2) purchase any Oaktree Capital Group Holdings units into which the equity value units have been recapitalized pursuant to any put right exercised by the holder of such equity value units.

“Rating Agency” means:

(a) each of Fitch and S&P; and

(b) if either of Fitch or S&P ceases to rate any series of Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Company) or fails to make a rating of any series of Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding, the Company’s long-term issuer rating) publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Fitch or S&P, or both, as the case may be.

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities with features similar to the Series A Preferred Units on May 17, 2018 (the “current methodology”), which change either (a) shortens the period of time during which equity credit pertaining to the Series A Preferred Units would have been in effect had the current methodology not been changed or (b) reduces the amount of equity credit assigned to the Series A Preferred Units as compared with the amount of equity credit that such rating agency had assigned to the Series A Preferred Units as of May 17, 2018.

“Related Party” has the meaning set forth in Section 1.1 in the definition of “Continuing Oaktree Person.”

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor thereto.

“Senior Executive” means, as May 17, 2018, Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone, and any other person who may from time to time, prior to such time as the Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Capital Group Units, be designated by the Board of Directors as a “Principal” of the Company, in each case until his or her death, disability, resignation or removal by the Board of Directors.

“Series A Distribution Rate” means 6.625%.

“Series A Holder” means a Record Holder of Series A Preferred Units.

“Series A Liquidation Preference” means $25.00 per Series A Preferred Unit.

“Series A Liquidation Value” means the sum of the Series A Liquidation Preference and declared and unpaid distributions, if any, to, but excluding, the date of the Dissolution Event on the Series A Preferred Units.

“Series A Preferred Unit” means a 6.625% Series A Preferred Unit having the designations, rights, powers and preferences set forth in Article II of this Unit Designation.

“Series A Record Date” means, with respect to any Distribution Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Distribution Payment Date, respectively. These Series A Record Dates shall apply regardless of whether a particular Series A Record Date is a Business Day. The Series A Record Dates shall constitute Record Dates with respect to the Series A Preferred Units for the purpose of distributions on the Series A Preferred Units.

5

“Series A Tax Event” means, after May 17, 2018, (a) due to an amendment to, or a change in official interpretation of, the Code, Treasury Regulations promulgated thereunder, or administrative guidance or (b) due to an administrative or judicial determination, (i) the Company is advised by nationally recognized counsel or a “Big Four” accounting firm that the Company will be treated as an association taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax (other than any tax imposed pursuant to Section 6625 of the Code, as amended by the Bipartisan Budget Act of 2015) or (ii) the Company files an IRS Form 8832 (or successor form) electing that the Company be treated as an association taxable as a corporation for U.S. federal income tax purposes, the Company converts or merges into a corporation, or the Company is otherwise treated as an association taxable as a corporation for U.S. federal income tax purposes.

“Unit Designation” has the meaning set forth in the preamble.

“Voting Preferred Units” has the meaning set forth in Section 2.7(a) of this Unit Designation.

ARTICLE II

TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF SERIES A

PREFERRED UNITS

Section 2.1 Designation. The Series A Preferred Units are hereby designated and created as a series of Preferred Units. Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit. There is authorized for issuance an unlimited number of Series A Preferred Units. The Series A Preferred Units are not “Voting Units” for purposes of the Operating Agreement. As of any date of determination, the Percentage Interest as to any Series A Holder in its capacity as such with respect to Series A Preferred Units shall be 0% as such term applies to all Members; provided, however, that when such term is used to only apply to Series A Holders, “Percentage Interest” shall mean, with respect to any holder of Series A Preferred Units in its capacity as such as of any date, the ratio (expressed as a percentage) of the number of Series A Preferred Units held by such holder on such date relative to the aggregate number of Series A Preferred Units Outstanding as of such date. The Capital Account balance of a Member with respect to each Series A Preferred Unit held by such Member shall equal the Liquidation Preference per Series A Preferred Unit as of the date such Series A Preferred Unit is initially issued and shall be increased as set forth in Section 2.6 of this Unit Designation.

Section 2.2 Distributions.

(a) The Series A Holders shall be entitled to receive with respect to each Series A Preferred Unit owned by such holder, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash distributions, on the applicable Distribution Payment Date that corresponds to the Record Date for which the Board of Directors has declared a distribution, if any, in an amount equal to the product of (i) 25% and (ii) the rate per annum equal to the Series A Distribution Rate (subject to Section 2.5(b) of this Unit Designation) and (iii) the Series A Liquidation Preference. Such distributions shall be non-cumulative. If a Distribution Payment Date is not a Business Day, the related distribution (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Distribution Payment Date, without any increase to account for the period from such Distribution Payment Date through the date of actual payment. Distributions payable on the Series A Preferred Units for any period less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Company’s register at the close of business, New York City time, on a Series A Record Date, provided that if the Series A Record Date is not a Business Day, the declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Company’s register at the close of business, New York City time, on the Business Day immediately preceding such Series A Record Date.

(b) So long as any Series A Preferred Units are Outstanding, unless, in each case, distributions have been declared and paid or declared and set apart for payment on the Series A Preferred Units for a quarterly Distribution Period, (i) no distribution, whether in cash or property, may be declared or paid or set apart for payment on the Junior Units for the remainder of that quarterly Distribution Period and (ii) the Company and its Subsidiaries shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration any Junior Units other than, in each case, any Permitted Distributions.

6

(c) The Board of Directors, or a duly authorized committee thereof, may, in its sole discretion, choose to pay distributions on the Series A Preferred Units without the payment of any distributions on any Junior Units.

(d) When distributions are not declared and paid (or duly provided for) on any Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Units, on a distribution payment date falling within the related Distribution Period) in full upon the Series A Preferred Units or any Parity Units, all distributions declared upon the Series A Preferred Units and all such Parity Units payable on such Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates, on a distribution payment date falling within the related Distribution Period) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per Unit on the Series A Preferred Units and all unpaid distributions, including any accumulations, on all Parity Units payable on such Distribution Payment Date (or in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Units, on a distribution payment date falling within the related Distribution Period) bear to each other.

(e) No distributions may be declared or paid or set apart for payment on any Series A Preferred Units if at the same time any arrears exist or default exists in the payment of distributions on any Outstanding Units ranking, as to the payment of distributions and distribution of assets upon a Dissolution Event, senior to the Series A Preferred Units, subject to any applicable terms of such Outstanding Units.

(f) Series A Holders shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Unit Designation and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed or foregone.

(g) The Members intend that no portion of the distributions paid to the Series A Holders pursuant to this Section 2.2 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code, and no Member shall take any position inconsistent with such intention, except if there is a change in applicable law or final determination by the Internal Revenue Service that is inconsistent with such intention.

Section 2.3 Rank. The Series A Preferred Units shall rank, with respect to payment of distributions and distribution of assets upon a Dissolution Event:

(a) junior to all of the Company’s existing and future indebtedness and any equity securities, including Preferred Units, that the Company may authorize or issue, the terms of which provide that such securities shall rank senior to the Series A Preferred Units with respect to payment of distributions and distribution of assets upon a Dissolution Event;

(b) equally to any Parity Units; and

(c) senior to any Junior Units.

Section 2.4 Optional Redemption.

(a) Except as set forth in Section 2.5 of this Unit Designation, the Series A Preferred Units shall not be redeemable prior to June 15, 2023. At any time or from time to time on or after June 15, 2023, subject to any limitations that may be imposed by law, the Company may, in its sole discretion, redeem the Series A Preferred Units, out of funds legally available therefor, in whole or in part, at a redemption price equal to the Liquidation Preference per Series A Preferred Unit plus an amount equal to declared and unpaid distributions, if any, from the Distribution Payment Date immediately preceding the redemption date to, but excluding, the redemption date. If less than all of the Outstanding Series A Preferred Units are to be redeemed, the Company shall select the Series A Preferred Units to be redeemed from the Outstanding Series A Preferred Units not previously called for redemption by lot or pro rata (as nearly as possible) or otherwise in accordance with the applicable procedures of The Depository Trust Company (or its successor or replacement) and in compliance with the requirements of the Securities Exchange on which the Series A Preferred Units are then listed, if then listed on a Securities Exchange.

(b) In the event the Company shall redeem any or all of the Series A Preferred Units in accordance with Section 2.4(a) of this Unit Designation, the Company shall give notice of any such redemption to the Series A Holders (which such notice may be delivered prior to June 15, 2023) not more than 60 nor less than 30 days prior to the date fixed for such redemption. Failure to give notice to any Series A Holder shall not affect the validity of the proceedings for the redemption of any Series A Preferred Units being redeemed.

7

(c) Notice having been given as herein provided and so long as funds legally available and sufficient to pay the redemption price for all of the Series A Preferred Units called for redemption have been set aside for payment, from and after the redemption date, such Series A Preferred Units called for redemption shall no longer be deemed Outstanding, and all rights of the Series A Holders thereof under this Unit Designation, the Operating Agreement or otherwise shall cease, except for the right to receive the redemption price, without interest.

(d) The Series A Holders shall have no right to require redemption of any Series A Preferred Units.

(e) Without limiting clause (c) of this Section 2.4, if the Company shall deposit, on or prior to any date fixed for redemption of Series A Preferred Units (pursuant to notice delivered in accordance with Section 2.4(b)), with any bank or trust company as a trust fund, funds sufficient to redeem the Series A Preferred Units called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the Company may determine, to the respective Series A Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series A Preferred Units so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series A Preferred Units to the holders thereof and from and after the date of such deposit said Series A Preferred Units shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders of Units with respect to such Series A Preferred Units, and shall have no rights with respect thereto under this Unit Designation, the Operating Agreement or otherwise, except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the Company may determine, payment of the redemption price of such Series A Preferred Units without interest.

Section 2.5 Change of Control Event Redemption; Series A Tax Event Redemption; Rating Agency Event Redemption.

(a) If a Change of Control Event occurs prior to June 15, 2023, within 60 days of the occurrence of such Change of Control Event, the Company may, in its sole discretion, redeem the Series A Preferred Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series A Preferred Unit plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distribution.

(b) If (i) a Change of Control Event occurs (whether before, on or after June 15, 2023) and (ii) the Company does not give notice to the Series A Holders prior to the 31st day following the Change of Control Event to redeem all the Outstanding Series A Preferred Units, the Series A Distribution Rate shall increase by 5.00%, beginning on the 31st day following the consummation of such Change of Control Event.

(c) In connection with any Change of Control and any particular reduction in the rating on a series of the Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding, a reduction in the Company’s long-term issuer rating), the Company shall request from the Rating Agencies each such Rating Agency’s written confirmation whether such reduction in the rating on each such series of Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding, the Company’s long-term issuer rating) was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event).

(d) If a Series A Tax Event occurs prior to June 15, 2023, within 60 days of the occurrence of such Series A Tax Event, the Company may, in its sole discretion, redeem the Series A Preferred Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.50 per Series A Preferred Unit, plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distribution.

(e) If a Rating Agency Event occurs prior to June 15, 2023, within 60 days of the occurrence of such Rating Agency Event, the Company may, in its sole discretion, redeem the Series A Preferred Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.50 per Series A Preferred Unit, plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distribution.

8

(f) In the event the Company elects to redeem all of the Series A Preferred Units in accordance with Section 2.5(a), Section 2.5(d) or Section 2.5(e) of this Unit Designation, the Company shall give notice of any such redemption to the Series A Holders at least 30 days prior to the date fixed for such redemption. Notice of any redemption, whether in connection with events described in Section 2.5(a), Section 2.5(d) or Section 2.5(e) of this Unit Designation, may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related events described in Section 2.5(a), Section 2.5(d) or Section 2.5(e) of this Unit Designation; provided, however, that any notice subject to one or more conditions precedent shall specify a redemption date no later than June 14, 2023. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed; provided, however, that the redemption date, if such redemption is conditional, shall not be delayed beyond June 14, 2023. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(g) The Series A Holders shall have no right to require redemption of any Series A Preferred Units pursuant to this Section 2.5.

Section 2.6 Allocations. Before giving effect to the allocations set forth in Section 5.2 of the Operating Agreement, Gross Ordinary Income for the Fiscal Year shall be specially allocated pro rata to the holders of Series A Preferred Units in accordance with each holder’s Percentage Interest with respect to their Series A Preferred Units in an amount equal to the sum of (i) the amount of cash distributed with respect to the Series A Preferred Units pursuant to Section 2.2 of this Unit Designation during such Fiscal Year and (ii) the excess, if any, of the amount of cash distributed with respect to the Series A Preferred Units pursuant to Section 2.2 of this Unit Designation in all prior Fiscal Years over the amount of Gross Ordinary Income allocated to the Series A Holders pursuant to this Section 2.6 in all prior Fiscal Years. To the extent that there is insufficient Gross Ordinary Income for a Fiscal Year to allocate to the Series A Holders pursuant to the prior sentence and to the holders of any other Parity Units, Gross Ordinary Income shall be allocated to the Series A Holders and holders of Parity Units for such Fiscal Year on a pro rata basis based on the amount of distributions paid in respect of the Series A Preferred Units and such Parity Units, respectively, in such Fiscal Year.

Section 2.7 Voting.

(a) Notwithstanding any provision in the Operating Agreement to the contrary, and except as set forth in this Section 2.7, the Series A Preferred Units shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series A Holders shall not be required for the taking of any Company action or inaction. Notwithstanding any provision in the Operating Agreement to the contrary, if and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Units have not been declared and paid (a “Nonpayment”), the number of Directors then constituting the Board of Directors automatically shall be increased by two and the Series A Holders, voting together as a single class with the holders of any other class or series of Parity Units then Outstanding upon which like voting rights have been conferred and are exercisable (any such other class or series, “Voting Preferred Units”), shall have the right to elect these two additional Directors at a meeting of the Series A Holders and the holders of such Voting Preferred Units called as hereafter provided. When quarterly distributions have been declared and paid on the Series A Preferred Units for four consecutive Distribution Periods following the Nonpayment, then the right of the Series A Holders and the holders of such Voting Preferred Units to elect such two additional Directors shall cease and the terms of office of all directors elected by the Series A Holders and holders of the Voting Preferred Units shall forthwith terminate immediately and the number of Directors constituting the whole Board of Directors automatically shall be reduced by two and, for purposes of determining whether a Nonpayment has occurred, the number of quarterly distributions payable on the Series A Preferred Units that have not been declared and paid shall be reset to zero. However, the right of the Series A Holders and the holders of the Voting Preferred Units to elect two additional directors on the Board of Directors shall again vest if and whenever another Nonpayment occurs.

9

(b) If a Nonpayment or a subsequent Nonpayment shall have occurred, the Company may, and upon the written request of any holder of Series A Preferred Units (addressed to the Company) shall, call a special meeting of the Series A Holders and holders of the Voting Preferred Units for the election of the two Directors to be elected by them. The Directors elected at any such special meeting shall hold office until the next annual meeting or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. The Company shall, in its sole discretion, determine a date for a special meeting applying procedures consistent with Article XII of the Operating Agreement in connection with the expiration of the term of the two Directors elected pursuant to this Section 2.7. The Series A Holders and holders of the Voting Preferred Units, voting together as a class, may remove any director elected by the Series A Holders and holders of the Voting Preferred Units pursuant to this Section 2.7. If any vacancy shall occur among the Directors elected by the Series A Holders and holders of the Voting Preferred Units, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Director elected by the Series A Holders and holders of the Voting Preferred Units or the successor of such remaining Director, to serve until the next special meeting (convened as set forth in the immediately preceding sentence) held in place thereof if such office shall not have previously terminated as above provided. Except to the extent expressly provided otherwise in this Section 2.7, any such annual or special meeting shall be called and held applying procedures consistent with Article XII of the Operating Agreement as if references to Members were references to Series A Holders and holders of Voting Preferred Units.

(c) Notwithstanding anything to the contrary in Article XI or Article XII of the Operating Agreement, but subject to Section 2.7(d) of this Unit Designation, so long as any Series A Preferred Units are Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Series A Holders and holders of the Voting Preferred Units, at the time Outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary:

(i) to amend, alter or repeal any of the provisions of the Operating Agreement relating to the Series A Preferred Units or any series of Voting Preferred Units, whether by merger, consolidation or otherwise, to affect materially and adversely the rights, powers and preferences of the Series A Holders or holders of the Voting Preferred Units; and

(ii) to authorize, create or increase the authorized amount of, any class or series of Preferred Units having rights senior to the Series A Preferred Units with respect to the payment of distributions or amounts upon any Dissolution Event; provided, however, that,

(A) in the case of subparagraph (i) above, no such vote of the Series A Preferred Units or the Voting Preferred Units, as the case may be, shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each Series A Preferred Unit and Voting Preferred Units remains Outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having preferences, other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption thereof substantially similar to those of such Series A Preferred Units or the Voting Preferred Units, as the case may be;

(B) in the case of subparagraph (i) above, if such amendment affects materially and adversely the rights, preferences, privileges or powers of one or more but not all of the classes or series of Voting Preferred Units and the Series A Preferred Units at the time Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all such classes or series of Voting Preferred Units and the Series A Preferred Units so affected, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Voting Preferred Units and the Series A Preferred Units otherwise entitled to vote as a single class in accordance herewith; and

(C) in the case of subparagraph (i) or (ii) above, no such vote of the Series A Holders or holders of the Voting Preferred Units, as the case may be, shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series A Preferred Units or Voting Preferred Units, as the case may be, at the time Outstanding or proper notice of redemption of the Series A Preferred Units or Voting Preferred Units, as the case may be, at the time Outstanding has been given and funds sufficient to pay the redemption price for all of the Series A Preferred Units or Voting Preferred Units, as the case may be, have been set aside for payment pursuant to the terms of the Operating Agreement.

10

(d) For the purposes of this Section 2.7, neither:

(i) the amendment of provisions of the Operating Agreement so as to authorize or create or issue, or to increase the authorized amount of, any Junior Units or any Parity Units; nor

(ii) any merger, consolidation or otherwise, in which (1) the Company is the surviving entity and the Series A Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Units for other preferred equity securities having rights, powers and preferences (including with respect to redemption thereof) substantially similar to that of the Series A Preferred Units under this Unit Designation (except for changes that do not materially and adversely affect the Series A Preferred Units considered as a whole)

shall be deemed to materially and adversely affect the rights, powers and preferences of the Series A Preferred Units or holders of Voting Preferred Units.

(e) For purposes of the foregoing provisions of this Section 2.7, each Series A Holder shall have one vote per Series A Preferred Unit, except that when any other series of Preferred Units shall have the right to vote with the Series A Preferred Units as a single class on any matter, then the Series A Holders and the holders of such other series of Preferred Units shall have with respect to such matters one vote per $25.00 of stated liquidation preference.

(f) The Board of Directors may cause the Company to, from time to time, without notice to or consent of the Series A Holders or holders of other Parity Units, issue additional Series A Preferred Units or other Parity Units.

(g) The foregoing provisions of this Section 2.7 will not apply if, at or prior to the time when the act with respect to which a vote pursuant to this Section 2.7 would otherwise be required shall be effected, the Series A Preferred Units shall have been redeemed or proper notice of redemption of the Series A Preferred Units has been given and funds sufficient to pay the redemption price for all of the Series A Preferred Units have been set aside for payment pursuant to the terms of this Unit Designation.

(h) Notwithstanding any other provision in this Section 2.7, if at any time any Person or Group (other than any member of the Oaktree Group) is the Beneficial Owner of 20% or more of the Outstanding Series A Preferred Units, all Series A Preferred Units owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by Applicable Law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Unit Designation and the Operating Agreement; provided, that the foregoing limitation shall not apply: (i) to any Person or Group who acquired 20% or more of the Series A Preferred Units then Outstanding directly from any member of the Oaktree Group; (ii) to any Person or Group who acquired 20% or more of the Series A Preferred Units then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the Board of Directors shall have notified such Person or Group in writing that such limitation shall not apply; or (iii) to any Person or Group who acquired 20% or more of the Series A Preferred Units with the prior written approval of the Board of Directors, which approval may be withheld in the Board of Directors’ sole discretion.

(i) So long as any Series A Preferred Units are Outstanding and only in the event of a Nonpayment, the Manager hereby irrevocably (i) agrees that from time to time, automatically and without further action by the Manager, the size of the Board of Directors shall be increased by two and that the corresponding vacancies be filled, as provided by this Section 2.7, and that from time to time directors be removed and the size of the Board of Directors correspondingly decreased, as provided by this Section 2.7, and (ii) delegates to such Members as expressly provided in this Section 2.7 the filling of such vacancies and election of such directors from time to time.

Section 2.8 Liquidation Rights.

(a) Upon any Dissolution Event, after payment or provision for the liabilities of the Company (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series A Preferred Units in accordance with Section 9.3 of the Operating Agreement, the Series A Holders shall be entitled to receive out of the assets of the Company or proceeds thereof available for distribution to Members, before any payment or distribution of assets is made in respect of Junior Units, distributions equal to the lesser of (x) the Series A

11

Liquidation Value and (y) the positive balance in their Capital Accounts (to the extent such positive balance is attributable to ownership of the Series A Preferred Units and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 2.6 of this Unit Designation for the taxable year in which the Dissolution Event occurs) pursuant to Section 9.3 of the Operating Agreement, pro rata based on the full respective distributable amounts to which each Series A Holder is entitled pursuant to this Section 2.8(a).

(b) Upon a Dissolution Event, after each Series A Holder receives a payment equal to the positive balance in its Capital Account (to the extent such positive balance is attributable to ownership of the Series A Preferred Units and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 2.6 for the taxable year in which the Dissolution Event occurs), such Series A Holder shall not be entitled to any further participation in any distribution of assets by the Company.

(c) If the assets of the Company available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series A Holders and the holders of all other Outstanding Parity Units, if any, such assets shall be distributed to the Series A Holders and the holders of such Parity Units pro rata, based on the full respective distributable amounts to which each such Member is entitled pursuant to this Section 2.8.

(d) Nothing in this Section 2.8 shall be understood to entitle the Series A Holders to be paid any amount upon the occurrence of a Dissolution Event until holders of any classes or series of Units ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series A Preferred Units have been paid all amounts to which such classes or series of Units are entitled.

(e) For the purposes of this Unit Designation, neither the sale, conveyance, exchange or transfer, for cash, Units, securities or other consideration, of all or substantially all of the Company’s property or assets nor the consolidation, merger or amalgamation of the Company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Company shall be deemed to be a Dissolution Event, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, notwithstanding anything to the contrary in this Section 2.8, no payment will be made to the Series A Holders pursuant to this Section 2.8 (i) upon the voluntary or involuntary liquidation, dissolution or winding up of any of the Company’s Subsidiaries or upon any reorganization of the Company pursuant to Article XI of the Operating Agreement, with or without approval of the Members (including a transaction pursuant to Section 11.3 of the Operating Agreement) or (ii) if the Company engages in a reorganization or other transaction in which a successor to the Company issues equity securities to the Series A Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series A Preferred Units pursuant to provisions of this Unit Designation that allow the Company to do so without the approval of the Members. Notwithstanding any provision to the contrary in this Article II (including Section 2.7), the Board of Directors may, in its sole discretion and without the consent of any Series A Holder, amend this Article II to allow for the transactions in this Section 2.8(e).

Section 2.9 No Duties to Series A Holders. Notwithstanding anything to the contrary in the Operating Agreement, to the fullest extent permitted by law, neither the Board of Directors nor any other Indemnified Person shall have any duties or liabilities to the Series A Holders.

Section 2.10 Forum Selection. Each Person that holds or has held a Series A Preferred Unit and each Person that holds or has held any beneficial interest in a Series A Preferred Unit (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings against the Company, or any Director, officer, employee, control person, underwriter or agent of the Company, asserted under United States federal securities laws, otherwise arising under such laws, or that could have been asserted as a claim arising under such laws, shall be exclusively brought in the federal district courts of the United States of America (except, and only to the extent, that any such claims, actions or proceedings are of a type for which a Member may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to the organization or internal affairs of the Company as set forth under Section 18-109(d) of the Delaware Limited Liability Company Act); (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; and (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper.

12

ARTICLE III

RIGHT TO ACQUIRE UNITS

Section 3.1. Right to Acquire Units. Notwithstanding any other provision in this Unit Designation, Article XIII “Right to Acquire Units” of the Operating Agreement shall apply to the Series A Preferred Units.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Effectiveness. Pursuant to Section 4.6(b) of the Operating Agreement, this Unit Designation (or any action of the Board of Directors amending this Unit Designation) shall be effective when a duly executed original of the same is delivered to the Secretary for inclusion in the permanent records of the Company, and shall be annexed to, and constitute a part of, the Operating Agreement.

Section 4.2 Conflicts. To the extent that any provision of this Unit Designation conflicts or is inconsistent with the Operating Agreement, the terms of this Unit Designation shall control.

Section 4.3 Governing Law. This Unit Designation shall be governed by and interpreted in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely therein.

Section 4.4 Severability. If any provision of this Unit Designation is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Remainder of page intentionally left blank.]

13

IN WITNESS WHEREOF, the parties have caused this Unit Designation to be duly executed and delivered, all as of the date first set forth above.

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Todd Molz
	Name:	Todd Molz
	Title:	General Counsel & Chief Administrative Officer

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director & Associate General Counsel

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC, solely in its capacity as a Manager and for the purpose of the Manager’s agreement in Section 2.7(i)

By:	/s/ Todd Molz
	Name:	Todd Molz
	Title:	General Counsel & Chief Administrative Officer

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director & Associate General Counsel

FORM OF CLASS A UNIT CERTIFICATE

CLASS A UNITS

NUMBER

A-

CLASS A UNITS

UNITS

CUSIP

SEE REVERSE FOR DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK

Oaktree Capital Group, LLC

Formed under the laws of the State of Delaware

THIS CERTIFIES THAT

is the owner of

Class A Units of Oaktree Capital Group, LLC

(hereinafter called the "Company") transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness, the facsimile signatures of the duly authorized officers of the Company.

Dated

Howard S. Marks
CHAIRMAN

OAKTREE CAPITAL GROUP, LLC
LIMITED LIABILITY COMPANY
SEAL
DELAWARE
2007

Bruce A. Karsh
PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

THE CLASS A UNITS EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT (AS AMENDED, SUPPLEMENTED OR RESTATED, THE "OPERATING AGREEMENT") OF OAKTREE CAPITAL GROUP, LLC ("THE COMPANY"), WHICH CONTAINS SUBSTANTIAL RESTRICTIONS ON THEIR TRANSFER. THE CLASS A UNITS MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE OPERATING AGREEMENT, AND APPLICABLE SECURITIES LAWS. ANY PURPORTED TRANSFER NOT MADE IN COMPLIANCE WITH THE OPERATING AGREEMENT SHALL BE NULL AND VOID.

THE OPERATING AGREEMENT PROHIBITS ANY TRANSFER IF SUCH TRANSFER WOULD, AMONG OTHER THINGS (A) VIOLATE APPLICABLE U.S. FEDERAL OR STATE SECURITIES LAWS, RULES OR REGULATIONS, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF THE COMPANY UNDER THE LAWS OF ANY JURISDICTION, (C) CAUSE THE COMPANY TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED), OR (D) REQUIRE THE COMPANY TO BE SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE 1940 ACT. IN ADDITION, THE CLASS A UNITS ARE SUBJECT TO MANDATORY REDEMPTION UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE OPERATING AGREEMENT.

A COPY OF THE OPERATING AGREEMENT IS AVAILABLE WITHOUT CHARGE UPON REQUEST FROM THE COMPANY.

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–	____________ Custodian ____________ (Cust) (Minor)
TEN ENT	–	as tenants by the entireties			under Uniform Transfers/Gifts to
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			Minors Act ____________ (State)

For value received, ____________ hereby sell, assign and transfer unto

____

____

____

____ *shares*

____ *Attorney*

Dated ____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

EXHIBIT B

FORM OF CLASS B UNIT CERTIFICATE

Certificate Evidencing Class B Units

in

Oaktree Capital Group, LLC

No. B-[ ]	[ ] Units

In accordance with the Amended and Restated Operating Agreement (as amended, supplemented or restated from time to time, the “Operating Agreement”) of Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), the Company hereby certifies that [         ] (the “Holder”) is the registered owner of [            ] Class B Units in the Company (the “Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Units are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Operating Agreement. The Operating Agreement is on file at, and a copy will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, or such other address as may be specified by notice under the Operating Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Operating Agreement.

The holder of this Certificate, by acceptance of this Certificate, shall be deemed to have (i) requested admission as, and agreed to become, a Member of the Company; (ii) agreed to comply with, and be bound by, the terms of the Operating Agreement; (iii) granted the powers of attorney provided for in the Operating Agreement; and (iv) made the waivers and given the consents and approvals contained in the Operating Agreement. Any attempted transfer of this Certificate or the Class B Units it represents in violation of the Operating Agreement shall be null and void.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	[SPECIMEN]

OAKTREE CAPITAL GROUP, LLC	OAKTREE CAPITAL GROUP, LLC

By:		By:
	Name:		Name:
	Title:		Title:

Countersigned and Registered by:

as Transfer Agent and Registrar

THE CLASS B UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND, ACCORDINGLY, MAY NOT BE TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM REGISTRATION.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT – Custodian
TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common	(Cust) (Minor) under Uniform Transfers/Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                     hereby sell, assign and transfer unto

Please insert Social Security or other

identifying number of Assignee

(Please print or typewrite name and address, including zip code, of Assignee)

units represented by the Certificate, and do hereby irrevocably constitute and appoint Attorney to             transfer the said units on the books of the Company with full power of substitution in the premises.

Dated             .

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	(Signature)

(Signature)

No transfer of the Class B Units evidenced hereby will be registered on the books of the Company unless the Certificate evidencing the Class B Units to be transferred is surrendered for registration of transfer.

EXHIBIT C

FORM OF SERIES A PREFERRED UNIT CERTIFICATE

Certificate Evidencing 6.625% Series A Preferred Units

(Liquidation Preference as specified below)

No. SA-[ ]	[ ] Units

In accordance with the Fourth Amended and Restated Operating Agreement (as amended, supplemented or restated from time to time, the “Operating Agreement”) of Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), the Company hereby certifies that [                ] (the “Holder”) is the registered owner of [                ] units of the Company’s 6.625% Series A Preferred Units, with a Series A Liquidation Preference of $25.00 per unit (the “Series A Preferred Units”). The Series A Preferred Units are transferable on the books of the Transfer Agent, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The Series A Preferred Units are fully paid and the Holder of such Series A Preferred Units will have no obligation to make payments or contributions to the Company solely by reason of its ownership of such Series A Preferred Units. The designations, rights, privileges, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Operating Agreement. The Operating Agreement is on file at, and a copy will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, or such other address as may be specified by notice under the Operating Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Operating Agreement.

The holder of this Certificate, by acceptance of this Certificate, shall be deemed to have (i) requested admission as, and agreed to become, a Member of the Company; (ii) agreed to comply with, and be bound by, the terms of the Operating Agreement; (iii) granted the powers of attorney provided for in the Operating Agreement; and (iv) made the waivers and given the consents and approvals contained in the Operating Agreement. Any attempted transfer of this Certificate or the Series A Preferred Units it represents in violation of the Operating Agreement shall be null and void.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

In the case of any conflict between this Certificate and the Operating Agreement, the provisions of the Operating Agreement shall control and govern.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

[SPECIMEN]

Dated:

OAKTREE CAPITAL GROUP, LLC	OAKTREE CAPITAL GROUP, LLC

By:		By:
	Name:		Name:
	Title:		Title:

Countersigned and Registered by:

as Transfer Agent and Registrar

REVERSE OF CERTIFICATE FOR SERIES A PREFERRED UNITS

Non-cumulative distributions on each Series A Preferred Unit shall be payable at the applicable rate provided in the Operating Agreement.

The Company shall furnish without charge to each Series A Holder who so requests a summary of the authority of the Company to determine variations for future series within a class of Units and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–	Custodian
TEN ENT	–	as tenants by the entireties			(Cust) (Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			under Uniform Transfers/Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                  hereby sell, assign and transfer unto

Please insert Social Security or other

identifying number of Assignee

(Please print or typewrite name and address, including zip code, of Assignee)

                  Series A Preferred Units represented by the Certificate, and do hereby irrevocably constitute and appoint                  Attorney to transfer the said Series A Preferred Units on the books of the Transfer Agent with full power of substitution in the premises.

Dated                 .

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	(Signature)
(Signature)

No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Transfer Agent unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration of transfer.

EXECUTION VERSION

OAKTREE CAPITAL GROUP, LLC

UNIT DESIGNATION WITH RESPECT TO THE

SERIES A PREFERRED UNITS

This Unit Designation (as it may be amended, supplemented or restated from time to time, this “Unit Designation”), dated as of May 17, 2018, is made by Oaktree Capital Group, LLC (the “Company”). Capitalized terms used but not defined in this Unit Designation shall have the meanings ascribed to such terms in the Fourth Amended and Restated Operating Agreement of the Company, dated as of May 17, 2018 (as it may be amended, supplemented or restated from time to time, the “Operating Agreement”).

WHEREAS, pursuant to Section 4.6(a) of the Operating Agreement, the Company has the authority to issue any number of Units, and options, rights, warrants and appreciation rights relating to such Units, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Member or any other Person;

WHEREAS, pursuant to Section 4.6(b) of the Operating Agreement, such additional Units may be issued with such designations, preferences, rights, powers and duties as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 6.1 of the Operating Agreement, including, among other things, the terms and conditions upon which such Units will be issued or transferred;

WHEREAS, pursuant to Section 4.6(c) of the Operating Agreement, the Board of Directors is authorized to take all actions that it determines to be necessary or appropriate in connection with, and shall determine in its sole discretion the rights relating to, the issuance of additional Units and options, rights, warrants and appreciation rights relating to Units; and

WHEREAS, the Board of Directors determined it advisable and in the best interest of the Company and its Members to establish a committee of the Board of Directors to designate the Series A Preferred Units as a new class of Preferred Units, and the terms of the Series A Preferred Units, as set forth in this Unit Designation, have been duly approved in accordance with the Operating Agreement;

NOW, THEREFORE, the Company hereby approves and authorizes this Unit Designation on the terms and conditions set forth herein.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Unit Designation. Capitalized terms used but not defined herein shall have the meanings given to them in the Operating Agreement.

“2011 Incentive Plan” means the 2011 Oaktree Capital Group, LLC Equity Incentive Plan, as amended, restated, supplemented or otherwise modified from time to time, and any successor or similar plan.

“Below Investment Grade Rating Event” means (x) the rating on any series of the Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding or no Oaktree Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is lowered by either of the Rating Agencies in

1

respect of a Change of Control and (y) any series of the Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding or no Oaktree Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is rated below Investment Grade by both Rating Agencies on any date from the date of the public notice by the Company of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of any series of the Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding or no Oaktree Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control.

“Business Day” means any day that is not a Saturday, Sunday or other day in which banking institutions in New York City are authorized or required by law to close.

“Change of Control” means the occurrence of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets (other than any CLO Subsidiaries) of the Oaktree Issuer Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, or any successor provision), other than to a Continuing Oaktree Person; or

(b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Oaktree Person, becomes (i) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a majority of the controlling interests in (A) the Company or (B) one or more entities that, as of the relevant time, is a guarantor to any series of Oaktree Senior Notes comprising all or substantially all of the assets of the Oaktree Issuer Group and (ii) entitled to receive a Majority Economic Interest in connection with such transaction.

For the avoidance of doubt, the failure of the Permitted Oaktree Holders to collectively hold at least 10% of the issued and outstanding Oaktree Capital Group Units shall not, in and of itself, be deemed to be a “Change of Control.”

“Change of Control Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“CLO” means a collateralized loan obligation vehicle or similar debt securitization vehicle or entity.

“CLO Subsidiary” means, at any time, (i) any Subsidiary that (x) manages or has been established to manage one or more CLOs or (y) is an affiliate of a Subsidiary described in clause (x) that purchases or otherwise acquires and/or retains securities, obligations or other interests in such CLO for the purpose of, among other things, satisfying (including on a prospective basis) any applicable risk retention laws, rules, regulations, guidelines, technical standards or guidance of any Governmental Entity and (ii) any Subsidiary of a Subsidiary described in the preceding clause (i). For the avoidance of doubt, the assets and obligations of any CLO Subsidiary will not be deemed to include the assets and obligations of any CLO such CLO Subsidiary may manage, except to the extent of any ownership of securities or obligations issued by, or other interests in, such CLO held by the CLO Subsidiary.

2

“Continuing Oaktree Person” means, immediately prior to and immediately following any relevant date of determination, (a) an individual who is a Senior Executive, (b) an individual who is an executive or other employee of the Company and/or its Subsidiaries who, as of any date of determination, has devoted substantially all of his or her business and professional time to the activities of the Company or any of its Subsidiaries during the 12 month period immediately preceding such date (each such person, an “Executive”), (c) Oaktree Capital Group Holdings GP, LLC, Oaktree Capital Group Holdings or any other Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the Voting Units, (d) any Person that is a family member of such individual or individuals, (e) any trust, foundation or other estate planning vehicle for which such individual acts as a trustee or beneficiary (any Person referred to in clause (c), (d) or (e) is referred to as a “Related Party”), or (f) or any Trust or any other entity that acquires all of the Company’s outstanding Class A units in exchange for common equity interests in such entity immediately following which acquisition the former holders of Class A units and other Continuing Oaktree Persons collectively are the Beneficial Owners, directly or indirectly, of a majority of the controlling interests in the Company (any such trust or entity, an “Eligible Holding Entity”). Notwithstanding the foregoing, Oaktree Capital Group Holdings GP, LLC, Oaktree Capital Group Holdings, any Eligible Holding Entity, each of the Senior Executives and any Related Party of such Senior Executive and each of the Executives and any Related Party of such Executive shall be deemed to be a Continuing Oaktree Person.

“Dissolution Event” means an event giving rise to the dissolution of the Company in accordance with Section 9.1 of the Operating Agreement.

“Distribution Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing with respect to the Series A Preferred Units, on September 15, 2018.

“Distribution Period” means the period from and including a Distribution Payment Date to, but excluding, the next Distribution Payment Date, except that the initial Distribution Period with respect to the Series A Preferred Units shall commence on and includes May 17, 2018.

“Executive” has the meaning set forth in Section 1.1 of this Unit Designation in the definition of “Continuing Oaktree Person.”

“Eligible Holding Entity” has the meaning set forth in Section 1.1 of this Unit Designation in the definition of “Continuing Oaktree Person.”

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Gross Ordinary Income” means the Company’s gross income excluding any gross income attributable to the sale or exchange of “capital assets” as defined in Section 1221 of the Code. Allocations to Series A Holders of Gross Ordinary Income shall consist of a proportionate share of each Company item of Gross Ordinary Income for such Fiscal Year in accordance with each such holder’s Percentage Interest with respect to such holder’s Series A Preferred Units.

“Group” has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate a series of the Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Company) for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Junior Units” means Class A Units, Class B Units and any other equity securities that the Company may issue after May 17, 2018 ranking, as to the payment of distributions, junior to the Series A Preferred Units.

“Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or partnership allocations (whether such right or entitlement results from the ownership of partner or other equity interests, securities, instruments or agreements of any kind) made to all holders of equity interests in the Oaktree Issuer Group (other than to entities within the Oaktree Issuer Group).

3

“Nonpayment” has the meaning set forth in Section 2.7(a) of this Unit Designation.

“Oaktree Group” means (i) the Manager and its Affiliates, including their respective general partners, members and limited partners, (ii) the Oaktree Operating Group and its Affiliates, including their respective general partners, members and limited partners, (iii) with respect to each Principal, such Principal and such Principal’s Group, and (iv) any former or current director, executive officer, officer, investment professional, or other employee of the Oaktree Operating Group (or such other entity controlled, directly or indirectly, by a member of the Oaktree Operating Group) and any member of such Person’s Group.

“Oaktree Issuer Group” means the Company, the members of the Oaktree Operating Group and any other entity that, as of the relevant time, is a guarantor to any series of Oaktree Senior Notes, and their direct and indirect Subsidiaries (to the extent of their economic ownership interest in such Subsidiaries), taken as a whole.

“Oaktree Operating Group” means, for the purpose of this Unit Designation, collectively, (a) as of May 17, 2018, Oaktree Capital I, L.P., Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree Investment Holdings, L.P. and Oaktree AIF Investments, L.P., each a Delaware limited partnership, and Oaktree Capital Management (Cayman), L.P., a Cayman Islands exempted limited partnership, and (b) any other subsidiary of the Company (whether now existing or hereafter formed) that is designated from time to time as part of the Oaktree Operating Group by the Board of Directors and that either (i) acts as or Controls the general partners and investment advisers of the Investment Funds or (ii) holds interests in other entities or investments generating income for the Company.

“Oaktree Senior Notes” means (i) the 3.91% Senior Notes, Series A, due 2024 issued by Oaktree Capital Management, L.P., (ii) the 4.01% Senior Notes, Series B, due 2026 issued by Oaktree Capital Management, L.P., (iii) the 4.21% Senior Notes, Series C, due 2029 issued by Oaktree Capital Management, L.P., (iv) the 3.69% Senior Notes due 2031 issued by Oaktree Capital Management, L.P., (v) the 3.78% Senior Notes due 2032 issued by Oaktree Capital Management, L.P. and any similar series of senior unsecured debt securities, in each case, guaranteed by Oaktree Capital I, L.P., Oaktree Capital II, L.P. and Oaktree AIF Investments, L.P., each of which is a member of the Oaktree Operating Group.

“Operating Agreement” has the meaning set forth in the preamble.

“Parity Units” means any Company Units, including Preferred Units, that the Company has authorized or issued or may authorize or issue, the terms of which provide that such securities shall rank equally with the Series A Preferred Units with respect to payment of distributions and distribution of assets upon a Dissolution Event.

“Permitted Distribution” means each of the following: (A) Tax Distributions (as defined in the operating agreements of the members of the Oaktree Operating Group) received, directly or indirectly, from the Oaktree Operating Group in accordance with the terms of the operating agreements of the members of the Oaktree Operating Group as in effect on May 17, 2018, (B) the net unit settlement of equity-based awards granted under the 2011 Equity Incentive Plan in order to satisfy associated tax obligations (C) exchanges of Common Units of the Company and/or its Subsidiaries in connection with the exchange of units of Oaktree Capital Group Holdings for Common Units or equity interests of the Company’s Subsidiaries under the Exchange Agreement, (D) purchases pursuant to put or call arrangements with current or former Senior Executives, employees or service partners entered into in good faith in connection with the provision of personal services, (E) distributions of incentive compensation to current or former Senior Executives, employees or service partners in respect of their “points” interests in the Company’s Subsidiaries, (F) distributions, directly or indirectly, to the Company, its Subsidiaries or Oaktree Capital Group Holdings to enable the Company, its Subsidiaries or Oaktree Capital Group Holdings to pay expenses or satisfy other obligations (other than obligations in respect of distributions or purchases of Junior Units that would not otherwise be Permitted Distributions), (G) redemptions of Common Units pursuant to provisions of the Operating Agreement as in effect on May 17, 2018, (H) purchases in connection with the settlement of a bona fide forward purchase or accelerated Unit repurchase arrangement with a third party financial institution that is entered into before the start of the applicable Distribution Period, (I) payments made on redemption or conversion of convertible notes or convertible preferred equity or the entry into or settlement of call options, bond hedges and/or warrants to hedge the Company’s exposure in connection with the issuance of the convertible notes or convertible preferred equity, (J) distributions paid in, or exchanges of Junior Units or Oaktree Capital Group Holdings units for, Junior Units or options, warrants or rights to subscribe for or purchase Junior Units or distributions or purchases paid,

4

directly or indirectly, with proceeds from the substantially concurrent sale of Junior Units and (K) distributions, directly or indirectly, to Oaktree Capital Group Holdings or its successor to enable it to (1) make distributions in respect of any outstanding Oaktree Capital Group Holdings equity value units, and (2) purchase any Oaktree Capital Group Holdings units into which the equity value units have been recapitalized pursuant to any put right exercised by the holder of such equity value units.

“Rating Agency” means:

(a) each of Fitch and S&P; and

(b) if either of Fitch or S&P ceases to rate any series of Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Company) or fails to make a rating of any series of Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding, the Company’s long-term issuer rating) publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Fitch or S&P, or both, as the case may be.

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities with features similar to the Series A Preferred Units on May 17, 2018 (the “current methodology”), which change either (a) shortens the period of time during which equity credit pertaining to the Series A Preferred Units would have been in effect had the current methodology not been changed or (b) reduces the amount of equity credit assigned to the Series A Preferred Units as compared with the amount of equity credit that such rating agency had assigned to the Series A Preferred Units as of May 17, 2018.

“Related Party” has the meaning set forth in Section 1.1 in the definition of “Continuing Oaktree Person.”

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor thereto.

“Senior Executive” means, as May 17, 2018, Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone, and any other person who may from time to time, prior to such time as the Permitted Oaktree Holders collectively hold less than 10% of the issued and outstanding Oaktree Capital Group Units, be designated by the Board of Directors as a “Principal” of the Company, in each case until his or her death, disability, resignation or removal by the Board of Directors.

“Series A Distribution Rate” means 6.625%.

“Series A Holder” means a Record Holder of Series A Preferred Units.

“Series A Liquidation Preference” means $25.00 per Series A Preferred Unit.

“Series A Liquidation Value” means the sum of the Series A Liquidation Preference and declared and unpaid distributions, if any, to, but excluding, the date of the Dissolution Event on the Series A Preferred Units.

“Series A Preferred Unit” means a 6.625% Series A Preferred Unit having the designations, rights, powers and preferences set forth in Article II of this Unit Designation.

“Series A Record Date” means, with respect to any Distribution Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Distribution Payment Date, respectively. These Series A Record Dates shall apply regardless of whether a particular Series A Record Date is a Business Day. The Series A Record Dates shall constitute Record Dates with respect to the Series A Preferred Units for the purpose of distributions on the Series A Preferred Units.

“Series A Tax Event” means, after May 17, 2018, (a) due to an amendment to, or a change in official interpretation of, the Code, Treasury Regulations promulgated thereunder, or administrative guidance or (b) due to an administrative or judicial determination, (i) the Company is advised by nationally recognized counsel or a “Big

5

Four” accounting firm that the Company will be treated as an association taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax (other than any tax imposed pursuant to Section 6625 of the Code, as amended by the Bipartisan Budget Act of 2015) or (ii) the Company files an IRS Form 8832 (or successor form) electing that the Company be treated as an association taxable as a corporation for U.S. federal income tax purposes, the Company converts or merges into a corporation, or the Company is otherwise treated as an association taxable as a corporation for U.S. federal income tax purposes.

“Unit Designation” has the meaning set forth in the preamble.

“Voting Preferred Units” has the meaning set forth in Section 2.7(a) of this Unit Designation.

ARTICLE II

TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF SERIES A

PREFERRED UNITS

Section 2.1 Designation. The Series A Preferred Units are hereby designated and created as a series of Preferred Units. Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit. There is authorized for issuance an unlimited number of Series A Preferred Units. The Series A Preferred Units are not “Voting Units” for purposes of the Operating Agreement. As of any date of determination, the Percentage Interest as to any Series A Holder in its capacity as such with respect to Series A Preferred Units shall be 0% as such term applies to all Members; provided, however, that when such term is used to only apply to Series A Holders, “Percentage Interest” shall mean, with respect to any holder of Series A Preferred Units in its capacity as such as of any date, the ratio (expressed as a percentage) of the number of Series A Preferred Units held by such holder on such date relative to the aggregate number of Series A Preferred Units Outstanding as of such date. The Capital Account balance of a Member with respect to each Series A Preferred Unit held by such Member shall equal the Liquidation Preference per Series A Preferred Unit as of the date such Series A Preferred Unit is initially issued and shall be increased as set forth in Section 2.6 of this Unit Designation.

Section 2.2 Distributions.

(a) The Series A Holders shall be entitled to receive with respect to each Series A Preferred Unit owned by such holder, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash distributions, on the applicable Distribution Payment Date that corresponds to the Record Date for which the Board of Directors has declared a distribution, if any, in an amount equal to the product of (i) 25% and (ii) the rate per annum equal to the Series A Distribution Rate (subject to Section 2.5(b) of this Unit Designation) and (iii) the Series A Liquidation Preference. Such distributions shall be non-cumulative. If a Distribution Payment Date is not a Business Day, the related distribution (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Distribution Payment Date, without any increase to account for the period from such Distribution Payment Date through the date of actual payment. Distributions payable on the Series A Preferred Units for any period less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Company’s register at the close of business, New York City time, on a Series A Record Date, provided that if the Series A Record Date is not a Business Day, the declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Company’s register at the close of business, New York City time, on the Business Day immediately preceding such Series A Record Date.

(b) So long as any Series A Preferred Units are Outstanding, unless, in each case, distributions have been declared and paid or declared and set apart for payment on the Series A Preferred Units for a quarterly Distribution Period, (i) no distribution, whether in cash or property, may be declared or paid or set apart for payment on the Junior Units for the remainder of that quarterly Distribution Period and (ii) the Company and its Subsidiaries shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration any Junior Units other than, in each case, any Permitted Distributions.

(c) The Board of Directors, or a duly authorized committee thereof, may, in its sole discretion, choose to pay distributions on the Series A Preferred Units without the payment of any distributions on any Junior Units.

6

(d) When distributions are not declared and paid (or duly provided for) on any Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Units, on a distribution payment date falling within the related Distribution Period) in full upon the Series A Preferred Units or any Parity Units, all distributions declared upon the Series A Preferred Units and all such Parity Units payable on such Distribution Payment Date (or, in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates, on a distribution payment date falling within the related Distribution Period) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per Unit on the Series A Preferred Units and all unpaid distributions, including any accumulations, on all Parity Units payable on such Distribution Payment Date (or in the case of Parity Units having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Units, on a distribution payment date falling within the related Distribution Period) bear to each other.

(e) No distributions may be declared or paid or set apart for payment on any Series A Preferred Units if at the same time any arrears exist or default exists in the payment of distributions on any Outstanding Units ranking, as to the payment of distributions and distribution of assets upon a Dissolution Event, senior to the Series A Preferred Units, subject to any applicable terms of such Outstanding Units.

(f) Series A Holders shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Unit Designation and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed or foregone.

(g) The Members intend that no portion of the distributions paid to the Series A Holders pursuant to this Section 2.2 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code, and no Member shall take any position inconsistent with such intention, except if there is a change in applicable law or final determination by the Internal Revenue Service that is inconsistent with such intention.

Section 2.3 Rank. The Series A Preferred Units shall rank, with respect to payment of distributions and distribution of assets upon a Dissolution Event:

(a) junior to all of the Company’s existing and future indebtedness and any equity securities, including Preferred Units, that the Company may authorize or issue, the terms of which provide that such securities shall rank senior to the Series A Preferred Units with respect to payment of distributions and distribution of assets upon a Dissolution Event;

(b) equally to any Parity Units; and

(c) senior to any Junior Units.

Section 2.4 Optional Redemption.

(a) Except as set forth in Section 2.5 of this Unit Designation, the Series A Preferred Units shall not be redeemable prior to June 15, 2023. At any time or from time to time on or after June 15, 2023, subject to any limitations that may be imposed by law, the Company may, in its sole discretion, redeem the Series A Preferred Units, out of funds legally available therefor, in whole or in part, at a redemption price equal to the Liquidation Preference per Series A Preferred Unit plus an amount equal to declared and unpaid distributions, if any, from the Distribution Payment Date immediately preceding the redemption date to, but excluding, the redemption date. If less than all of the Outstanding Series A Preferred Units are to be redeemed, the Company shall select the Series A Preferred Units to be redeemed from the Outstanding Series A Preferred Units not previously called for redemption by lot or pro rata (as nearly as possible) or otherwise in accordance with the applicable procedures of The Depository Trust Company (or its successor or replacement) and in compliance with the requirements of the Securities Exchange on which the Series A Preferred Units are then listed, if then listed on a Securities Exchange.

(b) In the event the Company shall redeem any or all of the Series A Preferred Units in accordance with Section 2.4(a) of this Unit Designation, the Company shall give notice of any such redemption to the Series A Holders (which such notice may be delivered prior to June 15, 2023) not more than 60 nor less than 30 days prior to the date fixed for such redemption. Failure to give notice to any Series A Holder shall not affect the validity of the proceedings for the redemption of any Series A Preferred Units being redeemed.

7

(c) Notice having been given as herein provided and so long as funds legally available and sufficient to pay the redemption price for all of the Series A Preferred Units called for redemption have been set aside for payment, from and after the redemption date, such Series A Preferred Units called for redemption shall no longer be deemed Outstanding, and all rights of the Series A Holders thereof under this Unit Designation, the Operating Agreement or otherwise shall cease, except for the right to receive the redemption price, without interest.

(d) The Series A Holders shall have no right to require redemption of any Series A Preferred Units.

(e) Without limiting clause (c) of this Section 2.4, if the Company shall deposit, on or prior to any date fixed for redemption of Series A Preferred Units (pursuant to notice delivered in accordance with Section 2.4(b)), with any bank or trust company as a trust fund, funds sufficient to redeem the Series A Preferred Units called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the Company may determine, to the respective Series A Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series A Preferred Units so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series A Preferred Units to the holders thereof and from and after the date of such deposit said Series A Preferred Units shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders of Units with respect to such Series A Preferred Units, and shall have no rights with respect thereto under this Unit Designation, the Operating Agreement or otherwise, except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the Company may determine, payment of the redemption price of such Series A Preferred Units without interest.

Section 2.5 Change of Control Event Redemption; Series A Tax Event Redemption; Rating Agency Event Redemption.

(a) If a Change of Control Event occurs prior to June 15, 2023, within 60 days of the occurrence of such Change of Control Event, the Company may, in its sole discretion, redeem the Series A Preferred Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series A Preferred Unit plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distribution.

(b) If (i) a Change of Control Event occurs (whether before, on or after June 15, 2023) and (ii) the Company does not give notice to the Series A Holders prior to the 31st day following the Change of Control Event to redeem all the Outstanding Series A Preferred Units, the Series A Distribution Rate shall increase by 5.00%, beginning on the 31st day following the consummation of such Change of Control Event.

(c) In connection with any Change of Control and any particular reduction in the rating on a series of the Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding, a reduction in the Company’s long-term issuer rating), the Company shall request from the Rating Agencies each such Rating Agency’s written confirmation whether such reduction in the rating on each such series of Oaktree Senior Notes (or, if no Oaktree Senior Notes are outstanding, the Company’s long-term issuer rating) was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event).

(d) If a Series A Tax Event occurs prior to June 15, 2023, within 60 days of the occurrence of such Series A Tax Event, the Company may, in its sole discretion, redeem the Series A Preferred Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.50 per Series A Preferred Unit, plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distribution.

(e) If a Rating Agency Event occurs prior to June 15, 2023, within 60 days of the occurrence of such Rating Agency Event, the Company may, in its sole discretion, redeem the Series A Preferred Units, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.50 per Series A Preferred Unit, plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distribution.

8

(f) In the event the Company elects to redeem all of the Series A Preferred Units in accordance with Section 2.5(a), Section 2.5(d) or Section 2.5(e) of this Unit Designation, the Company shall give notice of any such redemption to the Series A Holders at least 30 days prior to the date fixed for such redemption. Notice of any redemption, whether in connection with events described in Section 2.5(a), Section 2.5(d) or Section 2.5(e) of this Unit Designation, may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related events described in Section 2.5(a), Section 2.5(d) or Section 2.5(e) of this Unit Designation; provided, however, that any notice subject to one or more conditions precedent shall specify a redemption date no later than June 14, 2023. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed; provided, however, that the redemption date, if such redemption is conditional, shall not be delayed beyond June 14, 2023. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(g) The Series A Holders shall have no right to require redemption of any Series A Preferred Units pursuant to this Section 2.5.

Section 2.6 Allocations. Before giving effect to the allocations set forth in Section 5.2 of the Operating Agreement, Gross Ordinary Income for the Fiscal Year shall be specially allocated pro rata to the holders of Series A Preferred Units in accordance with each holder’s Percentage Interest with respect to their Series A Preferred Units in an amount equal to the sum of (i) the amount of cash distributed with respect to the Series A Preferred Units pursuant to Section 2.2 of this Unit Designation during such Fiscal Year and (ii) the excess, if any, of the amount of cash distributed with respect to the Series A Preferred Units pursuant to Section 2.2 of this Unit Designation in all prior Fiscal Years over the amount of Gross Ordinary Income allocated to the Series A Holders pursuant to this Section 2.6 in all prior Fiscal Years. To the extent that there is insufficient Gross Ordinary Income for a Fiscal Year to allocate to the Series A Holders pursuant to the prior sentence and to the holders of any other Parity Units, Gross Ordinary Income shall be allocated to the Series A Holders and holders of Parity Units for such Fiscal Year on a pro rata basis based on the amount of distributions paid in respect of the Series A Preferred Units and such Parity Units, respectively, in such Fiscal Year.

Section 2.7 Voting.

(a) Notwithstanding any provision in the Operating Agreement to the contrary, and except as set forth in this Section 2.7, the Series A Preferred Units shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series A Holders shall not be required for the taking of any Company action or inaction. Notwithstanding any provision in the Operating Agreement to the contrary, if and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Units have not been declared and paid (a “Nonpayment”), the number of Directors then constituting the Board of Directors automatically shall be increased by two and the Series A Holders, voting together as a single class with the holders of any other class or series of Parity Units then Outstanding upon which like voting rights have been conferred and are exercisable (any such other class or series, “Voting Preferred Units”), shall have the right to elect these two additional Directors at a meeting of the Series A Holders and the holders of such Voting Preferred Units called as hereafter provided. When quarterly distributions have been declared and paid on the Series A Preferred Units for four consecutive Distribution Periods following the Nonpayment, then the right of the Series A Holders and the holders of such Voting Preferred Units to elect such two additional Directors shall cease and the terms of office of all directors elected by the Series A Holders and holders of the Voting Preferred Units shall forthwith terminate immediately and the number of Directors constituting the whole Board of Directors automatically shall be reduced by two and, for purposes of determining whether a Nonpayment has occurred, the number of quarterly distributions payable on the Series A Preferred Units that have not been declared and paid shall be reset to zero. However, the right of the Series A Holders and the holders of the Voting Preferred Units to elect two additional directors on the Board of Directors shall again vest if and whenever another Nonpayment occurs.

(b) If a Nonpayment or a subsequent Nonpayment shall have occurred, the Company may, and upon the written request of any holder of Series A Preferred Units (addressed to the Company) shall, call a special meeting of the Series A Holders and holders of the Voting Preferred Units for the election of the two Directors to be elected by them. The Directors elected at any such special meeting shall hold office until the next annual meeting or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. The Company

9

shall, in its sole discretion, determine a date for a special meeting applying procedures consistent with Article XII of the Operating Agreement in connection with the expiration of the term of the two Directors elected pursuant to this Section 2.7. The Series A Holders and holders of the Voting Preferred Units, voting together as a class, may remove any director elected by the Series A Holders and holders of the Voting Preferred Units pursuant to this Section 2.7. If any vacancy shall occur among the Directors elected by the Series A Holders and holders of the Voting Preferred Units, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Director elected by the Series A Holders and holders of the Voting Preferred Units or the successor of such remaining Director, to serve until the next special meeting (convened as set forth in the immediately preceding sentence) held in place thereof if such office shall not have previously terminated as above provided. Except to the extent expressly provided otherwise in this Section 2.7, any such annual or special meeting shall be called and held applying procedures consistent with Article XII of the Operating Agreement as if references to Members were references to Series A Holders and holders of Voting Preferred Units.

(c) Notwithstanding anything to the contrary in Article XI or Article XII of the Operating Agreement, but subject to Section 2.7(d) of this Unit Designation, so long as any Series A Preferred Units are Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Series A Holders and holders of the Voting Preferred Units, at the time Outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary:

(i) to amend, alter or repeal any of the provisions of the Operating Agreement relating to the Series A Preferred Units or any series of Voting Preferred Units, whether by merger, consolidation or otherwise, to affect materially and adversely the rights, powers and preferences of the Series A Holders or holders of the Voting Preferred Units; and

(ii) to authorize, create or increase the authorized amount of, any class or series of Preferred Units having rights senior to the Series A Preferred Units with respect to the payment of distributions or amounts upon any Dissolution Event; provided, however, that,

(A) in the case of subparagraph (i) above, no such vote of the Series A Preferred Units or the Voting Preferred Units, as the case may be, shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each Series A Preferred Unit and Voting Preferred Units remains Outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having preferences, other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption thereof substantially similar to those of such Series A Preferred Units or the Voting Preferred Units, as the case may be;

(B) in the case of subparagraph (i) above, if such amendment affects materially and adversely the rights, preferences, privileges or powers of one or more but not all of the classes or series of Voting Preferred Units and the Series A Preferred Units at the time Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all such classes or series of Voting Preferred Units and the Series A Preferred Units so affected, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Voting Preferred Units and the Series A Preferred Units otherwise entitled to vote as a single class in accordance herewith; and

(C) in the case of subparagraph (i) or (ii) above, no such vote of the Series A Holders or holders of the Voting Preferred Units, as the case may be, shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series A Preferred Units or Voting Preferred Units, as the case may be, at the time Outstanding or proper notice of redemption of the Series A Preferred Units or Voting Preferred Units, as the case may be, at the time Outstanding has been given and funds sufficient to pay the redemption price for all of the Series A Preferred Units or Voting Preferred Units, as the case may be, have been set aside for payment pursuant to the terms of the Operating Agreement.

10

(d) For the purposes of this Section 2.7, neither:

(i) the amendment of provisions of the Operating Agreement so as to authorize or create or issue, or to increase the authorized amount of, any Junior Units or any Parity Units; nor

(ii) any merger, consolidation or otherwise, in which (1) the Company is the surviving entity and the Series A Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Units for other preferred equity securities having rights, powers and preferences (including with respect to redemption thereof) substantially similar to that of the Series A Preferred Units under this Unit Designation (except for changes that do not materially and adversely affect the Series A Preferred Units considered as a whole)

shall be deemed to materially and adversely affect the rights, powers and preferences of the Series A Preferred Units or holders of Voting Preferred Units.

(e) For purposes of the foregoing provisions of this Section 2.7, each Series A Holder shall have one vote per Series A Preferred Unit, except that when any other series of Preferred Units shall have the right to vote with the Series A Preferred Units as a single class on any matter, then the Series A Holders and the holders of such other series of Preferred Units shall have with respect to such matters one vote per $25.00 of stated liquidation preference.

(f) The Board of Directors may cause the Company to, from time to time, without notice to or consent of the Series A Holders or holders of other Parity Units, issue additional Series A Preferred Units or other Parity Units.

(g) The foregoing provisions of this Section 2.7 will not apply if, at or prior to the time when the act with respect to which a vote pursuant to this Section 2.7 would otherwise be required shall be effected, the Series A Preferred Units shall have been redeemed or proper notice of redemption of the Series A Preferred Units has been given and funds sufficient to pay the redemption price for all of the Series A Preferred Units have been set aside for payment pursuant to the terms of this Unit Designation.

(h) Notwithstanding any other provision in this Section 2.7, if at any time any Person or Group (other than any member of the Oaktree Group) is the Beneficial Owner of 20% or more of the Outstanding Series A Preferred Units, all Series A Preferred Units owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by Applicable Law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Unit Designation and the Operating Agreement; provided, that the foregoing limitation shall not apply: (i) to any Person or Group who acquired 20% or more of the Series A Preferred Units then Outstanding directly from any member of the Oaktree Group; (ii) to any Person or Group who acquired 20% or more of the Series A Preferred Units then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the Board of Directors shall have notified such Person or Group in writing that such limitation shall not apply; or (iii) to any Person or Group who acquired 20% or more of the Series A Preferred Units with the prior written approval of the Board of Directors, which approval may be withheld in the Board of Directors’ sole discretion.

(i) So long as any Series A Preferred Units are Outstanding and only in the event of a Nonpayment, the Manager hereby irrevocably (i) agrees that from time to time, automatically and without further action by the Manager, the size of the Board of Directors shall be increased by two and that the corresponding vacancies be filled, as provided by this Section 2.7, and that from time to time directors be removed and the size of the Board of Directors correspondingly decreased, as provided by this Section 2.7, and (ii) delegates to such Members as expressly provided in this Section 2.7 the filling of such vacancies and election of such directors from time to time.

Section 2.8 Liquidation Rights.

(a) Upon any Dissolution Event, after payment or provision for the liabilities of the Company (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series A Preferred Units in accordance with Section 9.3 of the Operating Agreement, the Series A Holders shall be entitled to receive out of the assets of the Company or proceeds thereof available for distribution to Members, before any payment or distribution of assets is made in respect of Junior Units, distributions equal to the lesser of (x) the Series A Liquidation Value and (y) the positive balance in their Capital Accounts (to the extent such positive balance is attributable to ownership of the Series A Preferred Units and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 2.6 of this Unit Designation for the taxable year in which the Dissolution Event occurs) pursuant to Section 9.3 of the Operating Agreement, pro rata based on the full respective distributable amounts to which each Series A Holder is entitled pursuant to this Section 2.8(a).

11

(b) Upon a Dissolution Event, after each Series A Holder receives a payment equal to the positive balance in its Capital Account (to the extent such positive balance is attributable to ownership of the Series A Preferred Units and after taking into account allocations of Gross Ordinary Income to the Series A Holders pursuant to Section 2.6 for the taxable year in which the Dissolution Event occurs), such Series A Holder shall not be entitled to any further participation in any distribution of assets by the Company.

(c) If the assets of the Company available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series A Holders and the holders of all other Outstanding Parity Units, if any, such assets shall be distributed to the Series A Holders and the holders of such Parity Units pro rata, based on the full respective distributable amounts to which each such Member is entitled pursuant to this Section 2.8.

(d) Nothing in this Section 2.8 shall be understood to entitle the Series A Holders to be paid any amount upon the occurrence of a Dissolution Event until holders of any classes or series of Units ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series A Preferred Units have been paid all amounts to which such classes or series of Units are entitled.

(e) For the purposes of this Unit Designation, neither the sale, conveyance, exchange or transfer, for cash, Units, securities or other consideration, of all or substantially all of the Company’s property or assets nor the consolidation, merger or amalgamation of the Company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Company shall be deemed to be a Dissolution Event, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, notwithstanding anything to the contrary in this Section 2.8, no payment will be made to the Series A Holders pursuant to this Section 2.8 (i) upon the voluntary or involuntary liquidation, dissolution or winding up of any of the Company’s Subsidiaries or upon any reorganization of the Company pursuant to Article XI of the Operating Agreement, with or without approval of the Members (including a transaction pursuant to Section 11.3 of the Operating Agreement) or (ii) if the Company engages in a reorganization or other transaction in which a successor to the Company issues equity securities to the Series A Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series A Preferred Units pursuant to provisions of this Unit Designation that allow the Company to do so without the approval of the Members. Notwithstanding any provision to the contrary in this Article II (including Section 2.7), the Board of Directors may, in its sole discretion and without the consent of any Series A Holder, amend this Article II to allow for the transactions in this Section 2.8(e).

Section 2.9 No Duties to Series A Holders. Notwithstanding anything to the contrary in the Operating Agreement, to the fullest extent permitted by law, neither the Board of Directors nor any other Indemnified Person shall have any duties or liabilities to the Series A Holders.

Section 2.10 Forum Selection. Each Person that holds or has held a Series A Preferred Unit and each Person that holds or has held any beneficial interest in a Series A Preferred Unit (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings against the Company, or any Director, officer, employee, control person, underwriter or agent of the Company, asserted under United States federal securities laws, otherwise arising under such laws, or that could have been asserted as a claim arising under such laws, shall be exclusively brought in the federal district courts of the United States of America (except, and only to the extent, that any such claims, actions or proceedings are of a type for which a Member may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to the organization or internal affairs of the Company as set forth under Section 18-109(d) of the Delaware Limited Liability Company Act); (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; and (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper.

12

ARTICLE III

RIGHT TO ACQUIRE UNITS

Section 3.1. Right to Acquire Units. Notwithstanding any other provision in this Unit Designation, Article XIII “Right to Acquire Units” of the Operating Agreement shall apply to the Series A Preferred Units.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Effectiveness. Pursuant to Section 4.6(b) of the Operating Agreement, this Unit Designation (or any action of the Board of Directors amending this Unit Designation) shall be effective when a duly executed original of the same is delivered to the Secretary for inclusion in the permanent records of the Company, and shall be annexed to, and constitute a part of, the Operating Agreement.

Section 4.2 Conflicts. To the extent that any provision of this Unit Designation conflicts or is inconsistent with the Operating Agreement, the terms of this Unit Designation shall control.

Section 4.3 Governing Law. This Unit Designation shall be governed by and interpreted in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely therein.

Section 4.4 Severability. If any provision of this Unit Designation is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Remainder of page intentionally left blank.]

13

IN WITNESS WHEREOF, the parties have caused this Unit Designation to be duly executed and delivered, all as of the date first set forth above.

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Todd Molz
	Name:	Todd Molz
	Title:	General Counsel & Chief Administrative Officer

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director & Associate General Counsel

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC, solely in its capacity as a Manager and for the purpose of the Manager’s agreement in Section 2.7(i)

By:	/s/ Todd Molz
	Name:	Todd Molz
	Title:	General Counsel & Chief Administrative Officer

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director & Associate General Counsel

[Signature page to Unit Designation – Series A Preferred Units]